Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

Exhibit 10.6

STANDARD FORM OF
DESIGN-BUILD AGREEMENT
AND GENERAL CONDITIONS
BETWEEN OWNER
AND CONTRACTOR

(Where the Basis of Compensation is the Cost of the Work with a Fee, with a Guaranteed Maximum Price Option)

AGREEMENT made this 20th day of June in the year of Two Thousand and Seven BETWEEN SOY ENERGY LLC, the Owner, and THE KEN BRATNEY COMPANY at 3400 109th Street, Des Moines, IA 50322, the Contractor. For services in connection with the following described Project: (Include complete project and scope)

The Owner and the Contractor agree as set forth below:

Guaranteed Max Price Revised 06/18/2007	Page 1 of 23

INDEX

ARTICLE		PAGE

1	The Construction Team and Extent of Agreement	3
2	Contractor’s Responsibilities	3
3	Owner’s Responsibilities	7
4	Subcontracts	9
5	Contract Time Schedule	9
6	Guaranteed Maximum Price	10
7	Contractor’s Fee	10
8	Cost of the Project	11
9	Changes in the Project	13
10	Payments to the Contractor	15
11	Insurance, Indemnity and Waiver of Subrogation	16
12	Termination of the Agreement and Owner’s Right to Perform Contractor’s Obligations	19
13	Assignment and Governing Law	20
14	Mediation	22

Guaranteed Max Price Revised 06/18/2007	Page 2 of 23

ARTICLE 1

The Construction Team and Extent of Agreement

THE CONTRACTOR accepts the relationship of trust and confidence established between him and the Owner by this Agreement. He agrees to furnish the architectural, engineering and construction services set forth herein and agrees to furnish efficient business administration and superintendent, and to use his best efforts to complete the Project in the best and soundest way and in the most expeditious and economical manner consistent with the interests of the Owner.

1.1 The Construction Team: The Contractor, the Owner, the Owner’s Representative who must be approved by Contractor, such approval not to be unreasonably withheld, and the Architect/Engineer called the “Construction Team” shall work from the beginning of design through construction completion. The Ken Bratney Company shall act in the capacity of the Contractor and the Architect/Engineer, and subsequent references to Architect/Engineer in the Agreement shall mean the Ken Bratney Company.

1.2 Extent of Agreement: This Agreement represents the entire agreement between the Owner and the Contractor and supersedes all prior negotiations, representations or agreements. When the Drawings and Specifications are complete, they shall be identified by amendment to this Agreement. This Agreement shall not be superseded by any provisions of the documents for construction and may be amended only by written instrument signed by both Owner and Contractor.

1.3 Definitions: The Project is the total construction to be designed and constructed of which the Work is part. The Work comprises the completed construction required by the Drawings and Specifications. The term day shall mean calendar day unless otherwise specifically designated.

1.4 Ownership of Documents: The drawings, specifications and other documents furnished by the Design/Builder are instruments of service and shall not become the property of the Owner whether or not the Project for which they are made is commenced. Drawings, specifications and other documents furnished by the Design/Builder shall not be used by the Owner on other projects, for additions to this Project or, unless the Design/Builder is in default, for completion of this Project by others, except by written agreement relating to use, liability and compensation.

1.5 Use of Documents: Submission or distribution of documents to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation of the Design/Builder’s common law copyrights or other reserved rights. The Owner shall own neither the documents nor the copyrights.

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ARTICLE 2

Contractor’s Responsibilities

2.1 Contractor’s Services

2.1.1 The Contractor shall be responsible for furnishing the Design and the Construction of the Project. The Contractor shall develop a design and construction phase schedule and the Owner shall be responsible for prompt decisions and approvals so as to maintain the approved schedule. Any design, engineering, architectural, or other professional service required to be performed under this Agreement shall be performed by duly licensed personnel.

2.1.2 The Contractor shall perform design services in accordance with the following phases:

A.          Phase 1 - Schematic Design. In Phase 1, the Contractor and Owner shall consult concerning the Owner’s requirements for the Project. Based on such requirements, the Contractor shall prepare a schematic design study for the Project consisting of: plans, elevations, sections and rendered perspectives sufficient to convey the general design of the Project to the Owner; outline specifications in sufficient detail to indicate the general description of the Project, the type of structure, the kinds and quality of materials, mechanical and electrical systems to be installed in the Project; and an “Estimated Project Construction Cost - Schematic Design Phase.

Phase I shall be completed by November 10, 2006.

B.          Phase II - Design Development. During this phase, the Contractor shall prepare design development documents which includes contract drawings (Revision 0 set) and other documents. The design development documents define the Contractor’s scope of work.

C.          Phase III - Construction Documents. Upon the Owner’s approval of the design development documents and authorization to proceed, the Contractor shall prepare Construction Documents based on the design development documents. The Guaranteed Maximum Price is set out in Section 6.1.

Phase III shall be completed by December 1, 2007.

2.1.3 Prior to or during Phase 1 of the design process, the Contractor shall prepare a projected schedule for completion of all phases of the design process.

2.1.4 Upon completion of each phase of the design process, the Contractor shall prepare a projected schedule for completion of all phases of the design process.

2.1.5 All drawings, specifications and other documents prepared by the Contractor during the design process shall be and remain the exclusive property of the Contractor and shall not be used by the Owner for any purpose without the express written permission of the Contractor. The Contractor claims a copyright in all such drawings, specifications and documents. Submissions or distribution of such items to meet official regulatory requirements or for the review of the Owner or for any other purpose related to the Project is not intended, and shall not be construed, as a waiver of Contractor’s copyright or of any other of Contractor’s rights in such items.

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2.1.6 During Phase III of the design process, the Contractor shall prepare an estimated progress schedule for construction of the Project. The Contractor shall present the proposed schedule to the Owner at the completion of Phase III of the design process for review and approval. The Contractor shall commence construction of the Project upon receipt of written direction from the Owner. During the construction phase, the Contractor shall provide the Owner with schedule updates monthly.

2.1.7 After the completion of any Phase as set forth in Article 2.1.2, if the Project is no longer feasible from the standpoint of the Owner, the Owner may terminate this Agreement and pay the Contractor pursuant to Article 12.3.1.

2.1.8 The Contractor will assist the Owner in securing permits necessary for the construction of the Project. Owner will pay all cost associated with all permits and governmental fees (including utility fees) necessary for the construction and occupancy of the Project.

2.2 Responsibilities With Respect to Construction

2.2.1 The Contractor will provide all construction supervision, inspection, labor, materials, tools, construction equipment and subcontracted items for the execution and completion of the Project. The Owner will, at its discretion, hire an independent inspector to inspect the work done by the Contractor and its Subcontractors on this project. The Contractor agrees to cooperate to the fullest extent with the inspector.

2.2.2 The Contractor has included an allowance for sales and use tax of $1,267,000.00 related to the Work provided by the Contractor. Any actions implemented by any taxing authority that causes taxes to increase or decrease after January 1, 2007 that applies to this Project will be handled by a Change Order. For any increased sales and use taxes, the Owner shall reimburse the Contractor for only the increased costs with no additional fee. The Contractor shall provide the Owner with an affidavit confirming total sales tax paid and copies of invoices with sales tax charges upon completion of the project. Any unspent sales and use tax allowance shall be credited via Change Order, reducing the price upon final project completion.

2.2.3 The Contractor will prepare and submit for the Owner’s approval within two weeks of Beginning of Performance, an estimated progress schedule for the Project. This schedule shall indicate the dates for the starting and completion of the various stages of design and construction. It shall be revised as required by the conditions of the Work and those conditions and events, which are beyond the Contractor’s control.

2.2.4 The Contractor shall at all times keep the premises free from the accumulation of waste materials or rubbish caused by his operations. At the completion of the Work, he shall remove all of his waste material and rubbish from and around the Project as well as all his tools, construction equipment, machinery and surplus materials.

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2.2.5 The Contractor will give all notices and comply with all laws and ordinances legally enacted at the date of execution of the Agreement, which govern the proper execution of the Work.

2.2.6 The Contractor shall take necessary precautions for the safety of his employees on the Work, and shall comply with all applicable provisions of federal, state and municipal safety laws to prevent accidents of injury to persons on, about, or adjacent to the Project site. He shall erect and properly maintain, at all times, as required by the conditions and progress of Work, necessary safeguards for the protection of workmen and the public. It is understood and agreed, however, that the Contractor shall have no responsibility for the elimination or abatement of safety hazards created or otherwise resulting from Work at the job site carried on by other persons or firms directly employed by the Owner as separate contractors or by the Owner’s tenants, and the Owner agrees to cause any such separate contractors and tenants to abide by and fully adhere to all applicable provisions of federal, state and municipal safety laws and regulations and to comply with all reasonable requests and directions of the Contractor for the elimination or abatement of any such safety hazards at the job site.

2.2.7 The Contractor shall keep such full and detailed accounts as may be necessary for proper financial management under this Agreement. The system shall be satisfactory to the Owner, who shall be afforded access to all the Contractor’s records books, correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to this Agreement. The Contractor shall preserve all such records for a period of three years after the final payment or longer where required by law.

2.3 Royalties and Patents

2.3.1 The Contractor shall pay all royalties and license fees for materials, methods and systems incorporated in the work. He shall defend all suits or claims for infringement of any patent rights and shall save the Owner harmless from loss on account thereof except when a particular design, process or product is specified by the Owner. In such case the Contractor shall be responsible for such loss only if he has reason to believe that the design, process or product so specified is an infringement of a patent, and fails to give such information promptly to the Owner.

2.4 Warranties and Completion

2.4.1 The Contractor warrants to the Owner that all materials and equipment furnished under this Agreement will be new, unless otherwise specified and agreed upon by the Owner, and that all Work will be of good quality, free from improper workmanship and defective materials and in conformance with the Drawings and Specifications. The Contractor agrees to correct all Work performed by him and his Subcontractors under this Agreement which proves to be defective in material and workmanship within a period of one year from the Date of Operational Completion as defined in Paragraph 5.2 (except process warranty in 2.4.7).

2.4.2 The Contractor will secure required certificates of inspection, testing or approval and deliver them to the Owner.

Guaranteed Max Price Revised 06/18/2007	Page 6 of 23

2.4.3 The Contractor will collect all written warranties and equipment manuals and deliver them to the Owner.

2.4.4 The Contractor, with the assistance of the Owner’s maintenance personnel, will direct the checkout of utilities and operations of systems and equipment for readiness, and will assist in their initial start-up and testing.

2.4.5 The Contractor makes no warranty, express or implied, of merchantability or of fitness for a particular purpose concerning any materials, equipment or machinery incorporated in the project. Materials, equipment or machinery will be new unless otherwise specified and agreed upon by the Owner in the construction documents. Provided, that to the extent possible the Contractor shall pass on to Owner any warranties made by the manufacturers of such items. The Contractor will collect all available written warranties and equipment manuals and deliver them to Owner.

2.4.6 The warranties set forth in paragraphs 2.4.1 through 2.4.5 are expressly in lieu of any other express or implied warranty including any implied warranty of merchantability or of fitness for a particular purpose. The Contractor shall not be liable for any consequential or incidental damages arising from the breach of any warranty contained herein or of any other provision of this Agreement.

2.4.7 Owner shall be provided a warranty of the Project process capabilities as to quality and quantity. This warranty is provided by Westfalia Separator, Inc., and Cimbria Sket GmbH, subcontractors to Contractor, directly to the Owner. Owner understands and acknowledges that it will look solely to Westfalia Separator, Inc. and Cimbria Sket GmbH for any process warranty claims and not to Contractor. This warranty is limited to and defined by warranties between the Owner and Westfalia Separator, Inc. and between Owner and Cimbria Sket GmbH, and attached as Addendums A-1 and A-2. The Contractor limits any damages resulting from issues arising for warranted performance values to the amounts offered by the applicable process provider(s).

2.4.8 The Contractor’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

2.4.9 Contractor agrees to assist Owner in obtaining response and action from Cimbria Sket GmbH and/or Westfalia Separator, Inc. for items covered in 2.4.7.

2.5 Additional Services

2.5.1 The Contractor will provide the following additional services upon the request of the Owner. A written agreement between the Owner and Contractor shall define the extent of such additional services and the amount and manner in which the Contractor will be compensated for such additional services.

2.5.2 Services related to investigation, appraisals or evaluations of existing conditions, facilities, or equipment, or verification of the accuracy of existing drawings or other Owner-furnished information.

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2.5.3 Services related to Owner-furnished equipment, furniture and furnishings, which are not a part of this Agreement.

2.5.4 Services for tenant or rental spaces not a part of this Agreement.

2.5.5 Obtaining and training maintenance personnel or negotiating maintenance service contracts after initial start-up and training.

ARTICLE 3

Owner’s Responsibilities

3.1 The Owner shall provide full information regarding his requirements for the Project. Owner has responsibilities of reviewing and approving all progress schedules and all construction documents. The Owner shall have input in the selection of subcontractors used on the project.

3.2 The Owner shall designate a representative who shall be fully acquainted with the Project, and has authority to approve changes in the scope of the Project, render decisions promptly, and furnish information expeditiously and in time to meet the dates set forth in Subparagraph 2.2.3.

3.3 The Owner shall furnish for the site of the Project all necessary surveys describing the physical characteristics, legal limitations, utility locations, and a legal description.

3.4 The Owner shall secure and pay for all necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

3.5 The Owner shall furnish such legal services as may be necessary for providing the items set forth in Paragraph 3.4, and such auditing services as he may require.

3.6 If the Owner becomes aware of any fault or defect in the Project, or non-conformance with the Drawings or Specifications, he shall give prompt written notice thereof to the Contractor.

3.7 The Owner shall provide the insurance for the Project as provided in Article 11.

3.8 The Project shall be bonded with a Performance and Payment Bond. The cost of said Bonds are NOT INCLUDED in the Guaranteed Maximum Price stated in Article 6.1 and the cost of which shall be paid separately by the Owner to the Contractor. Bonding may be accomplished through the use of Bonds directly from the Contractor and dual obligee bonds from major subcontractors that total the Contract Amount subject to Owner’s Lender’s approval.

Guaranteed Max Price Revised 06/18/2007	Page 8 of 23

3.9 The services and information required by the above paragraphs shall be furnished with reasonable promptness at the designated parties’ and the parties shall be entitled to rely upon the accuracy and the completeness thereof.

3.10 The Owner shall furnish reasonable evidence satisfactory to the Contractor, prior to commencing Work and at such future times as may be required, that sufficient funds are available and committed for the amount equal to the Guaranteed Maximum Price as described in Paragraph 6.1. Unless such reasonable evidence is furnished, the Contractor is not required to commence or continue any Work, or may, if such evidence is not presented within a reasonable time, stop Work upon 15 days’ notice to the Owner. The failure of the Contractor to insist upon the providing of this evidence at any one time shall not be a waiver of the Owner’s obligation to make payments pursuant to this Agreement, nor shall it be a waiver of the Contractor’s right to request or insist that such evidence be provided at a later date.

3.11 The Owner shall have no contractual obligation to the Contractor’s Subcontractors and shall communicate with such Subcontractors only through the Contractor, other than process warranty in 2.4.7.

3.12 Confidentiality

3.12.1 Definitions:

          (a) “Contractor Information” means all information (whether written, oral or in another form) that consists of or includes the Contractor’s trade secrets and/or confidential information.

          (b) “Trade Secrets” means trade secrets under applicable trade secret or other law; and includes, however documented concepts, ideas, design, know-how, methods, data, processes, formulas, compositions, improvements, inventions, discoveries, production specifications, past, current, and planned research and development, and manufacturing or distribution methods and processes related to the construction of a biodiesel facility, list of actual or potential Owners that may be interested in the construction of biodiesel facilities and/or suppliers, current anticipated requirements, price lists, market studies, business plans, computer software programs, including computer software and database technology, systems, structures and architectures, any information from subcontractors which have been leased and or licensed to the Contractor, and any other information as the trade secret within the meaning of applicable state or federal law.

          (c) “Confidential Information” means written or other information concerning the Contractor, other than trade secrets, not generally known to the public; and to the extent consistent with the foregoing definition, includes historical or financial statement, financial projections and budgets, historical and projected sales, capital spending budgets and plans, and any other information that is marked “confidential” or in some comparable manner.

3.12.2 The Owner agrees that, during the term of this Agreement and for two (2) years following the termination of this Agreement, it shall not solicit or entice away any employees of K.B.C. Group, Inc. and/or its affiliates to compete with K.B.C. Group, Inc. for the operation or construction of a Biodiesel plant.

3.13 The Owner shall abide by all process technology licenses between themselves and the technology owner and shall hold the Contractor harmless for any violations thereof.

Guaranteed Max Price Revised 06/18/2007	Page 9 of 23

3.14 The Contractor and certain technology providers will disclose key know-how to the Owner during the construction, commissioning, and operational training of the plant. At the signing of this agreement, the Owner declares it does not have any knowledge, secret or otherwise, in respect to any key technologies except for the knowledge already obtained during the pre-construction engineering phase. The Owner shall use the obtained know-how solely for the operation of this plant. The Owner and/or its employees may not disclose the know-how to any related companies. In the event of violation that causes the contractor, Cimbria Sket GmbH, and/or Westfalia Separator, Inc. damages, the Owner shall reimburse harmed parties for any arising costs, expenses, penalties, or damages and shall indemnify the Contractor, Cimbria Sket GmbH, and Westfalia Separator, Inc.

ARTICLE 4

Subcontracts

4.1 All portions of the Work that the Contractor does not perform with his own forces shall be performed under subcontracts.

4.2 A Subcontractor is a person or entity who has a direct contact with the Contractor to perform any Work in connection with the Project. The term Subcontractor does not include any separate contractor employed by the Owner or the separate contractors’ subcontractors.

4.3 No contractual relationship shall exist between the Owner and any Subcontractor, other than process warranty in 2.4.7. The Contractor shall be responsible for the management of the Subcontractors in the performance of their Work.

ARTICLE 5

Contract Time Schedule

5.1 The Work to be performed under this Agreement shall commence on or about June 1, 2007 and shall reach Final Completion on or about November 30, 2008. All dates in this article are subject to Owner providing proof of financial commitment from its lender and equity funding for the entire contract value, entering an EPC contract with the Contractor and paying a down payment to the Contractor by June 1, 2007. At that point, concentrated detailed engineering work will begin by Bratney Company and Cimbria-Sket. (“Beginning of Performance”).

Dates in this section will be adjusted earlier or later based on the June 1, 2007 target for “Beginning of Performance”, but not necessarily on a day-for-day basis subject to mutual agreement of both parties.

Any delay caused by Owner due to the delay in construction or operating permit receipts or raw material and utilities (water, Power, natural gas) availability will also extend dates in this article and not necessarily on a day for day basis subject to mutual agreement of both parties.

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5.2 The work in this Agreement will occur and reach several milestones prior to Final Completion Status. Namely:

- Mechanical Completion

- Commissioning Completion

- Operational Completion

- Final Completion

Mechanical Completion – Contractor has completed erection in accordance with drawings and specifications, applicable codes, and met all other requirements of this agreement. “Mechanical Completion” applies to mechanical equipment, piping, electrical, instrumentation, buildings, infrastructure, and all areas of the site.

It is recognized that painting, paving, insulation, as well as final clean up must be completed by Contractor before the installation is deemed finally complete. At the time of “Mechanical Completion”, this work may not be complete, but should be in a sufficiently advanced state of completion so as to not unreasonably interfere with subsequent activities nor affect minimum safety and environmental requirements.

Commissioning Completion – The commissioning phase of work includes the checking and preparation of units or systems for operation, the checking of controls and automation, interlock testing, system purging and flushing, utility unit start-ups, system adjustments, water circulation and other activities. Commissioning prepares the units for initial charging of raw materials, catalysts, etc. and eventual start of the chemical operations.

Operational Completion – Operational Completion occurs when one or more periods of not less than 48 hours in duration occur where the capacity of the production unit has exceeded 90% of nameplate (272 mton per day Biodiesel) and a performance warranty test has been completed.

Final Completion – This milestone occurs when:

a)	Plant has met Operational Completion status or the Contractor has agreed to pay Owners liquidated damages for performance deficiencies;

b)	Contract has completed all work;

c)	Contractor has removed all project equipment, waste and surplus materials from the site;

d)	Contractor has delivered to Owners all documentation required under the agreement;

e)	Contractor has completed all punch list items.

5.3 Mechanical Completion status is expected within 15 calendar months from the date of “Beginning of Performance”.

Operational Completion status is expected within 17 calendar months from the date of “Beginning of Performance”.

Final Completion is expected with 18 calendar months from the date of “Beginning of Performance”.

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5.4 If the Contractor is delayed at any time in the progress of the Project by any act or neglect of the Owner or by any separate contractor employed by the Owner, or by changes ordered in the Project, or by fire, unusual delay in transportation, adverse weather conditions not reasonably anticipated, unavoidable casualties, or any causes beyond the Contractor’s control, or a delay authorized by the Owner, then the Date for Operational Completion shall be extended by Change Order for the period caused by such delay.

5.5 Failure of the Contractor to complete the Project by the Operational Completion Date shall result in a penalty in the amount of $7,500.00 a day for each day Contractor fails to meet the scheduled date.

Both parties agree to this amount since specific dollar amounts for damages for each such violation are impossible to calculate. Any and all penalties will be capped at $225,000.00 subject to Owner’s Lender’s approval.

ARTICLE 6

Guaranteed Maximum Price

6.1 The Contractor guarantees that the maximum price to the Owner for the Cost of the Project as set forth in Article 8, and the Contractor’s Fee as set forth in Article 7, will not exceed forty-nine million five hundred thousand Dollars ($49,500,000.00 ), which sum shall be called the Guaranteed Maximum Price.

6.2 The Guaranteed Maximum Price is based upon laws, codes, and regulations in existence at the date of its establishment and upon criteria, Drawings, and Specifications set forth in the Scope as Addendum B.

6.3 The Guaranteed Maximum Price will be modified for delays caused by the Owner and for Changes in the Project, all pursuant to Article 9 once actual construction begins.

6.4 Allowances included in the Guaranteed Maximum Price are as set forth below:

•	Incoming Water Treatment	$60,673.00
•	Waste Water Treatment	$686,000.00
•	Lab Furnishing & Equipment	$400,000.00
•	Sales Tax	$1,267,000.00
•	Landscaping	$10,000.00
•	Office	$675,000.00

ARTICLE 7
Contractor’s Fee

7.1 In consideration of the performance of the Agreement, the Owner agrees to pay to the Contractor in current funds as compensation for his services a Fee as follows:

          13% of cost of work not to exceed the Guaranteed Maximum Price

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7.2 Adjustment in Fee shall be made as follows:

          7.2.1 For changes in the Project as provided in Article 9, the Contractor’s Fee shall be increased 10% for additive changes. There will be no Fee adjustment for deductive changes.

7.2.2 Notwithstanding anything contained elsewhere in this agreement, there shall be an increase in the Guaranteed Maximum Price and an extension in the Contract Time Schedule for any costs incurred by the Contractor as a result of a change made by the Owner to the scope of the Project or any delay in the progress of the project for any cause beyond the Contractor’s control, including delay in delivery of materials or equipment. Claims arising from the costs incurred or from the delay shall be made within a reasonable time. If the Owner and Contractor cannot agree on the amount of the adjustment in the Guaranteed Maximum Price and the Contract Time Schedule, it shall be determined pursuant to the provisions of Article 9. Any change in the Guaranteed Maximum Price or Contract Time Schedule resulting from such claim shall be authorized by Change Order.

7.2.3 In the event the Cost of the Project plus the Contractor’s Fee shall be less than the Guaranteed Maximum Price as adjusted by Change Orders, the resulting savings will be shared by the Owner and the Contractor as follows:

          100% Contractor with the exception of unused sales tax allowance which will revert entirely to the Owner.

7.2.4 The Contractor shall be paid an additional fee in the same proportion as set forth in 7.2.1 if the Contractor is placed in charge of managing the replacement of insured or uninsured loss.

7.3 The Contractor shall be paid monthly that part of his Fee proportionate to the percentage of Work completed, the balance, if any, to be paid at the time of final payment.

7.4 Included in the Contractor’s Fee are the following:

7.4.1 Salaries or other compensation of the Contractor’s employees at the principal office and branch offices, except employees listed in Subparagraph 8.2.3.

7.4.2 General operation expenses of the Contractor’s principal and branch offices other than the field office.

7.4.3 Any part of the Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Project.

7.4.4 Overhead or general expenses of any kind, except as may be expressly included in Article 8.

7.4.5 Costs in excess of the Guaranteed Maximum Price, as adjusted.

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ARTICLE 8

Cost of the Project

Article 8 is only applicable when calculating contractor’s cost in accordance with Article 12.

8.1 The term Cost of the Project shall mean costs necessarily incurred in the design and construction of the Project and shall include the items set forth below in this Article. The Owner agrees to pay the Contractor for the Cost of the Project as defined in this Article. Such payment shall be in addition to the Contractor’s Fee stipulated in Article 7. The total will not exceed the Gross Maximum Price.

8.2 Cost Items

8.2.1 All architectural, engineering, CAD design fees and consulting fees and expenses incurred in designing, selling and constructing the Project.

8.2.2 Wages paid for labor in the direct employ of the Contractor in the performance of the Work under applicable collective bargaining agreements, or under a salary or wage schedule agreed upon by the Owner and the Contractor, and including such welfare or benefits, if any, as may be payable with respect thereto.

8.2.3 Salaries of Contractor’s employees when stationed at the field office, employees engaged on the road expediting the production or transportation of materials and equipment and employees from the main or branch office performing the functions listed in this Article.

8.2.4 Cost of all employee benefits and taxes for such items as unemployment compensation and social security, insofar as such cost is based on wages, salaries, or other remuneration paid to employees of the Contractor and included in the Cost of the Project under Subparagraphs 8.2.1, 8.2.2 and 8.2.3.

8.2.5 The cost of items included in 8.2.2, 8.2.3 and 8.2.4 shall be billed to the Project in accordance with Contractor’s Standard Rate Schedule attached as Addendum C.

8.2.6 Reasonable transportation, traveling and hotel and moving expenses of the Contractor or of his officers or employees incurred in discharge of duties connected with the Project.

8.2.7 Cost of all materials, supplies and construction equipment stored at or incorporated in the Project, including costs of transportation and storage thereof.

8.2.8 Payments made by the Contractor to Subcontractors for Work performed pursuant to contract under this Agreement.

8.2.9 Cost, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workmen, which are employed or consumed in the performance of the Work, and cost less salvage value on such items used, but not consumed, which remain the property of the Contractor.

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8.2.10 Rental charges of all necessary machinery and equipment, exclusive of hand tools, used at the site of the Work, whether rented from others or owned by the Contractor, including installations, repairs and replacements, dismantling, removal, costs of lubrication, transportation and delivery costs thereof, at rental charges consistent with those prevailing in the area.

8.2.11 Cost of the premiums for all insurance, which the Contractor is required to procure by this Agreement or is deemed necessary by the Contractor.

8.2.12 Licenses, tests, royalties, damages for infringement of patents and costs of defending suits thereof for which the Contractor is responsible under Subparagraph 2.3.1 and deposits lost for causes other than the Contractor’s negligence.

8.2.13 Losses, expenses or damages to the extent not compensated by insurance or otherwise (including settlement made with the written approval of the Owner), and the cost of corrective work.

8.2.14 Minor expenses such as telegrams, long-distance telephone calls, telephone service at the site, expressage, and similar petty cash items in connection with the Project.

8.2.15 Cost of removal of all debris.

8.2.16 Cost incurred due to an emergency affecting the safety of persons and property.

8.2.17 Cost of data processing services required in the performance of the services outlined in Article 2.

8.2.18 Down payments required by manufacturers on equipment ordered for and to be incorporated into the project.

ARTICLE 9

Changes in the Project

9.1 The Owner, without invalidating this Agreement, may order Changes in the Project within the general scope of this Agreement consisting of additions, deletions or other revisions, the Guaranteed Maximum Price, if established, the Contractor’s Fee, and the Contract Time Schedule being adjusted accordingly. All such Changes in the Project shall be authorized by Change Order.

9.1.1 A Change Order is a written order to the Contractor signed by the Owner or his authorized agent and issued after the execution of this Agreement, authorizing a Change in the Project and/or an adjustment in the Guaranteed Maximum Price, the Contractor’s Fee or the Contract Time Schedule. Each adjustment in the Guaranteed Maximum Price resulting from a Change Order shall clearly separate the amount attributable to the Cost of the Project and the Contractor’s Fee.

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9.1.2 The increase or decrease in the Guaranteed Maximum Price resulting from a Change in the Project shall be determined in one or more of the following ways:

9.1.2.1 By mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation; or

9.1.2.2 By unit prices stated in this Agreement or subsequently agreed upon; or

9.1.2.3 By mutually agreed to costs plus Contractor’s fee of 10%; or

9.1.2.4 By method provided in Subparagraph 9.1.3.

9.1.3 If none of the methods set forth in Clauses 9.1.2.1 through 9.1.2.3 is agreed upon, the Contractor reserves the right to not go forward with the change.

9.1.4 If unit prices are stated in this Agreement or subsequently agreed upon, and if the quantities originally contemplated are so changed in a proposed Change Order or as a result of several Change Orders that application of the agreed unit prices to the quantities of Work proposed will cause subsequent inequity to the Owner or the Contractor, the applicable unit prices and the Guaranteed Maximum Price shall be equitably adjusted by mutual consent.

9.1.5 Should concealed conditions encountered in the performance of the Work below the surface of the ground or should concealed or unknown conditions in an existing structure be at variance with the conditions indicated by the Drawings, Specifications or Owner-furnished information or should unknown physical conditions below the surface of the ground or should concealed or unknown conditions in an existing structure of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Agreement, be encountered, the Guaranteed Maximum Price and the Contract Time Schedule shall be equitably adjusted by Change Order upon claim by either party made within reasonable time after the first observance of the conditions.

9.2 Claims for Additional Cost or Time

9.2.1 If the Contractor wishes to make a claim for an increase in Guaranteed Maximum Price, or increase in his Fee or an extension in the Contract Time Schedule, he shall give the Owner written notice thereof within a reasonable time after the occurrence of the event, giving rise to such claim. This notice shall be given by the Contractor before proceeding to execute the Work, except in an emergency endangering life or property in which case the Contractor shall act, at his discretion, to prevent threatened damage, injury or loss. Claims arising from delay shall be made within a reasonable time after the delay. Increases based upon design and estimating costs with respect to possible changes requested by the Owner shall be made within a reasonable time after the decision is made not to proceed with the change. No such claim shall be valid unless so made. If the Owner and the Contractor cannot agree on the amount of the adjustment in the Guaranteed Maximum Price, the Contractor’s Fee or Contract Time Schedule, it shall be determined pursuant to mediation. Any change in the Guaranteed Maximum Price, the Contractor’s Fee or Contract Time Schedule resulting from such claim shall be authorized by Change Order.

Guaranteed Max Price Revised 06/18/2007	Page 16 of 23

9.3 Minor Changes in the Project

9.3.1 The Owner will have the authority to order minor Changes in the Work not involving an adjustment in the Guaranteed Maximum Price or an extension of the Contract Time Schedule and not inconsistent with the intent of the Drawings and Specifications. Such Changes may be effective by written order and shall be binding on the Owner and the Contractor.

9.4 Emergencies

9.4.1 In any emergency affecting the safety of persons or property, the Contractor shall act, at his discretion, to prevent threatened damage, injury or loss. Any increase in the Guaranteed Maximum Price or extension of time claimed by the Contractor on account of emergency work shall be determined in this Article.

ARTICLE 10

Payments to the Contractor

10.1 Payments shall be made by the Owner to the Contractor according to the following procedure:

10.1.1 With acceptance and signing of this Contract, a down payment of five million four hundred fifty thousand dollars ($5,450,000), less the one million five hundred thousand dollars ($1,500,000), is required. As a percentage of the work is billed, a like percentage of the down-payment will be credited to each billing.

10.1.2 Once work has commenced, applications for monthly payments (including approved change orders) shall be invoiced and submitted to the Owner by the Contractor on or before the tenth (10th) calendar day of the month following the month for which the work has been completed (previous month). The Owner shall pay the invoice by the fifteenth (15th) calendar day of the month application is made via electronic transfer to the Contractor’s designated bank account. Should the Owner dispute any portion of the application, they should advise the Contractor in writing or by electronic message no later than the fifteenth (15th) date of the calendar month application is made. The Owner shall pay all undisputed amounts on the fifteenth (15th) if the month as described herein. Delinquent payments (thirty days past due date) shall bear interest at the rate of one and one-half percent (1-1/2%) per month, retroactive to the due date. The Owner may retain a sum equal to 5% of each payment due to the Contractor exclusive of down payment amounts.

10.2 The Contractor warrants and guarantees that title to all Work, materials and equipment covered by an Application for Payment whether incorporated in the Project or not, will pass to the Owner upon receipt of such payment by the Contractor free and clear of all liens, claims, security interests or encumbrances hereinafter referred to as Liens.

10.3 No Progress Payment nor any partial or entire use of occupancy of the Project by the Owner shall constitute an acceptance of any Work not in accordance with the Drawings and Specifications.

Guaranteed Max Price Revised 06/18/2007	Page 17 of 23

10.4 Payment of fifty percent (50%) of the unpaid balance of the Project, including fifty percent (50%) of unpaid retention, shall be due and payable when the Project achieves Operational Completion or when the Owner occupies the Project, whichever event first occurs, provided that the Project be then Operationally completed and this Agreement substantially performed. If there should remain minor items to be completed, the Contractor and the Owner shall list such items and the Contractor shall deliver, in writing, his guarantee to complete such items within a reasonable time thereafter. In addition, to the fifty percent (50%) of the remaining retention, the Owner may retain a sum equal to 150 percent of the estimated cost of completing any unfinished items, provided that the unfinished items are listed separately and the estimated cost of completing any unfinished items is likewise listed separately. Thereafter, the Owner shall pay to the Contractor, monthly, the amount retained for incomplete items as each of said items are completed.

10.5 Before issuance of Final Payment, the Owner may request satisfactory evidence that all payrolls, materials bills, liens and other indebtedness connected with the Project have been paid or otherwise satisfied. This shall be satisfied by providing conditional lien waivers from all those present orientating that have statutory lien rights and whose contract amount was greater than $10,000.00. Upon receipt of this documentation, the Owner shall pay the Contractor the remaining unpaid balance, subject to the plant attaining warranted performance as described in article 2.4.7.

10.6 The making of Final Payment shall constitute a waiver of all claims by the Owner except those rising from: unsettled liens; improper workmanship or defective materials appearing within one year after the Date of Operational Completion; and terms of any special guarantees required by the Drawings and Specifications.

10.7 The acceptance of Final Payment shall constitute a waiver of all claims by the Contractor except those previously made in writing and unsettled.

ARTICLE 11

Insurance, Indemnity and Waiver of Subrogation

11.1 Indemnity

11.1.1 The Contractor agrees to indemnify and hold the Owner harmless from all claims for bodily injury and property damage (other than the Work itself and other property insured under Paragraph 11.4) that may arise from the Contractor’s operations under this Agreement.

11.1.2 The Owner shall cause any other contractor who may have a contract with the Owner to perform work in the areas where Work will be performed under this Agreement, to agree to indemnify the Owner and the Contractor and hold them harmless from all claims for bodily injury and property damage (other than property insured under Paragraph 11.4) that may arise from the contractor’s operations. Such provisions shall be in a form satisfactory to the Contractor.

Guaranteed Max Price Revised 06/18/2007	Page 18 of 23

11.2 Contractor’s Liability Insurance

11.2.1 The Contractor shall purchase and maintain such insurance as will protect him from the claims set forth below which may arise out of or result from the Contractor’s operations under this Agreement whether such operations be by himself or by any Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

11.2.1.1 Claims under worker’s compensation, disability benefit and other similar employee benefit acts, which are applicable to the Work to be performed;

11.2.1.2 Claims for damages because of bodily injury, occupational sickness or disease, or death of his employees under any applicable employer’s liability law;

11.2.1.3 Claims for damages because of bodily injury, or death of any person other than his employees;

11.2.1.4 Claims for damages insured by usual personal injury liability coverage, which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor or (2) by any other person;

11.2.1.5 Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including the loss of use therefrom;

11.2.1.6 Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

11.2.2 The Comprehensive General Liability Insurance shall include premises-operations (including explosion, collapse and underground coverage) elevators, independent contractors, completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

11.2.3 The Contractor’s Comprehensive General and Automobile Liability Insurance, as required by Subparagraphs 11.2.1 and 11.2.2 shall be written for not less than limits of liability as follows:

a. Comprehensive General Liability

1. Bodily Injury		$2,000,000	Each Occurrence
			(Completed Operations)
		$4,000,000	Aggregate
2. Property Damage		$2,000,000	Each Occurrence
		$4,000,000	Aggregate

b. Comprehensive Automobile Liability

1. Bodily Injury		$1,000,000	CSL
	$		Each Occurrence
2. Property Damage		$1,000,000	CSL

c. Umbrella		$5,000,000

d. Professional Design Liability		$1,000,000	Each Occurrence
		$2,000,000	Aggregate

Guaranteed Max Price Revised 06/18/2007	Page 19 of 23

11.2.4 Comprehensive General Liability Insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies provided by an Excess or Umbrella Liability policy.

11.2.5 The foregoing policies shall contain a provision that coverages afforded under the policies will not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Owner. Certificates of Insurance showing such coverages to be in force shall be filed with the Owner prior to commencement of the Work.

11.3 Owner’s Liability Insurance

11.3.1 The Owner shall be responsible for purchasing and maintaining his own liability insurance and, at his option, may purchase and maintain such insurance as will protect him against claims, which may arise from operations under this Agreement.

11.4 Insurance to Protect Project

11.4.1 The Owner shall purchase and maintain property insurance in a form and an amount acceptable to the Contractor upon the entire Project for the full cost of replacement at the time of any loss. This insurance shall include as named insureds the Owner, the Contractor, Subcontractors and Subsubcontractors and shall insure against loss from the perils of Fire, Extended Coverage, and shall include “All Risk” insurance for physical loss or damage including, without duplication of coverage, at least theft, vandalism, malicious mischief, transit, collapse, explosion, testing, and damage resulting from defective design, workmanship or material. All risk insurance shall include coverage during start-up and commissioning of the project. The Owner will increase limits of coverage, if necessary, to reflect the estimated replacement cost. The Owner will be responsible for any co-insurance penalties or deductibles. If the Project covers an addition to or is adjacent to an existing building, the Contractor, Subcontractors and Subsubcontractors shall be named as additional insureds under the Owner’s Property Insurance covering such building and its contents.

11.4.1.1 If the Owner finds it necessary to occupy or use a portion or portions of the Project prior to the Operational Completion thereof, such occupancy shall not commence prior to a time mutually agreed to by the Owner and the Contractor and to which the insurance company or companies providing the property insurance have consented by endorsement to the policy or policies. This insurance shall not be cancelled or lapsed on account of such partial occupancy. Consent of the Contractor and of the insurance company or companies to such occupancy or use shall not be reasonably withheld.

11.4.2 The Owner shall purchase and maintain such boiler and machinery insurance as may be required or necessary. This insurance shall include the interests of the Owner, the Contractor, the Subcontractor and Subsubcontractors in the Work.

Guaranteed Max Price Revised 06/18/2007	Page 20 of 23

11.4.3 The Owner shall purchase and maintain such insurance as will protect the Owner and the Contractor against loss of use of Owner’s property due to those perils insured pursuant to Subparagraph 9.4.1. Such policy will provide coverage for expenses of expediting materials, continuing overhead of the Owner and the Contractor, necessary labor expense including overtime, loss of income by the Owner and other determined exposures. Exposures of the Owner and the Contractor shall be determined by mutual agreement and separate limits of coverage fixed for each item.

11.4.4 The Owner shall file a copy of all policies with the Contractor before an exposure to loss may occur. Copies of any subsequent endorsements will be furnished by the Contractor. The Contractor will be given sixty (60) days notice of cancellation, non-renewal, or any endorsements restricting or reducing coverage. If the Owner does not intend to purchase such insurance, he shall inform the Contractor in writing prior to the commencement of the Work. The Contractor may then affect insurance which will protect the interest of himself, the Subcontractors and their Subsubcontractors in the Project, the cost of which shall be added to the Guaranteed Maximum Price by Change Order. If the Contractor is damaged by failure of the Owner to purchase or maintain such insurance or to so notify the Contractor, the Owner shall bear all reasonable costs properly attributable thereto.

11.5 Property Insurance Loss Adjustment

11.5.1 Any insured loss shall be adjusted with the Owner and the Contractor and made payable to the Owner and Contractor as trustees for the insureds, as their interests may appear, subject to any applicable mortgagee clause.

11.5.2 Upon the occurrence of an insured loss, monies received will be deposited in a separate account and the trustees shall make distribution in accordance with the agreement of the parties in interest. If the trustees are unable to agree between themselves on the settlement of the loss, such dispute shall also be submitted to mediation.

11.6 Waiver of Subrogation

11.6.1 The Owner and Contractor waive all rights against each other, the Architect/Engineer, Subcontractor and Subsubcontractors for damages caused by perils covered by insurance provided under Paragraph 11.4, except such rights as they may have to the proceeds of such insurance held by the Owner and the Contractor as trustees. The Contractor shall require similar waivers from all Subcontractors and Subsubcontractors.

11.6.2 The Owner and Contractor waive all rights against each other, the Architect/Engineer, Subcontractor and Subsubcontractors or loss or damage to any equipment used in connection with the Project which loss is covered by any property insurance. The Contractor shall require similar waivers from all Subcontractors and Subsubcontractors.

11.6.3 The Owner waives subrogation against the Contractor, Architect/Engineer, Subcontractor and Subsubcontractors on all property and consequential loss policies carried by the Owner on adjacent properties and under property and consequential loss policies purchased for the Project after its completion.

Guaranteed Max Price Revised 06/18/2007	Page 21 of 23

11.6.4 If the policies of insurance referred to in this Paragraph require an endorsement to provide for continued coverage where there is a waiver of subrogation, the owners of such policies will cause them to be so endorsed.

ARTICLE 12

Termination of the Agreement and Owner’s
Right to Perform Contractor’s Obligations

12.1 Termination by the Contractor

12.1.1 If the Project is stopped for a period of thirty (30) days under an order of any court or other public authority having jurisdiction, or as a result of an act of government, such as a declaration of national emergency making materials unavailable, through no act or fault of the Contractor or if the Project should be stopped for a period of thirty (30) days by the Contractor for the Owner’s failure to make payment thereon, then the Contractor may, upon seven days’ written notice to the Owner, terminate this Agreement and recover from the Owner payment for all Work executed, the Guaranteed Maximum Price earned to date, and for any proven loss sustained upon any materials, equipment, tools, construction equipment and machinery, including reasonable profit and damages.

12.2 Owner’s Right to Perform Contractor’s Obligations and Termination by the Owner for Cause

12.2.1 If the Contractor fails to perform any of his obligations he assumes to perform Work with his own forces, the Owner may, after seven days’ written notice, during which period the Contractor fails to perform such obligation, make good such deficiencies. The Guaranteed Maximum Price, if any, shall be reduced by the reasonable cost to the Owner of making good such deficiencies.

12.2.2 If the Contractor is adjudged a bankrupt, or if he makes a general assignment for the benefit of his creditors, or if a receiver is appointed on account of his insolvency, or if he persistently or repeatedly refuses or fails, except in cases for which extension of time is provided, to supply enough properly skilled workmen or proper materials, or if he fails to make proper payment to Subcontractors or for materials or labor, or persistently disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction, or otherwise is guilty of a substantial violation of a provision of this Agreement, then the Owner may, without prejudice to any right or remedy and after giving the Contractor and his surety, if any, thirty days’ written notice, during which period the Contractor fails to cure the violation, terminate the employment of the Contractor and take possession of the site and of all materials, equipment, tools, construction equipment and machinery thereon owned by the Contractor and may finish the Work by whatever reasonable method he may deem expedient. In such case, the Contractor shall not be entitled to receive payment until the Work is finished nor shall he be relieved from his obligations assumed under Article 6.

Guaranteed Max Price Revised 06/18/2007	Page 22 of 23

12.3 Termination by Owner Without Cause

12.3.1 If the Owner terminates the Agreement other than pursuant to 12.2.2, he shall pay the Contractor the total of: (a.) Costs incurred by the Contractor in performing the Project, including initial costs and preparatory expenses; (b.) Costs incurred in settling and paying termination claims under terminated subcontracts; (c.) Accounting, legal, clerical and other expenses incurred as a result of termination; (d.) Storage, transportation demobilization and other costs incurred for the preservation, protection or disposition of material and equipment on the Project; (e.) Any other necessary and reasonable costs incurred by the Contractor as a result of the Owner’s termination of this Agreement; (f.) Overhead at ten percent (10%) of the total amount of (a.) through (e.) above; profit at ten percent (10%) of the total amount of (a.) through (f.) above, as adjusted pursuant to Articles 6 and 9. In calculating the amount due the Contractor under this clause, a deduction shall be made for all payments to the Contractor under this Agreement. Contractor has a fiduciary responsibility to the Owner to minimize costs of termination and maximize return of all down payments.

ARTICLE 13

Assignment and Governing Law

13.1 Neither the Owner nor the Contractor shall assign his interest in this Agreement without the written consent of the other except as the assignment of proceeds.

13.2 This Agreement shall be governed by the law in effect at the location of this Project.

ARTICLE 14

Mediation

14.1 Parties agree to mediate any disputes they have concerning any and all Work covered under this Agreement prior to any litigation being filed in the matter. The Parties will jointly select a mediator to conduct the mediation.

This Agreement entered into as of the day and year first written above.

OWNER:	Soy Energy, LLC

By:	/s/Charles Sand, Chairman

CONTRACTOR:	KEN BRATNEY COMPANY

By:	/s/ J. Paul Bratney

Guaranteed Max Price Revised 06/18/2007	Page 23 of 23

*** Confidential material redacted and filed separately with the Commission.

ADDENDUM A-1

GEA Westfalia Separator, Inc.
Mechanical Separation
Division

01 February 2007

The Ken Bratney Company
3400 109th Street
Des Moines, Iowa 50322

Subject:	Soy Energy Biodiesel Project
(30 million gallons per year output)

Gentlemen:

Attached on the following pages is a summary of a number of technical, commercial and legal points relating to the Soy Energy Biodiesel Project:

The items addressed are:

•	Overall process specs for feed, final product, capacity and yield

•	Utility and chemical usage and requirement specifications

•	Commercial outline of test runs for plant acceptance

•	Liquidated Damage relating to product(s), capacity, etc.

•	Terms and Conditions of Sale

In addition we include a copy of the sub-license authorization letter from ADM Oelmuehle Leer Connemann GmbH. Said license is usually signed and issued at completion of process engineering work in the project timeline.

We trust this information satisfies your needs at this time.

Best regards,

Constantine Triculis
Biodiesel Manager
Westfalia Separator, Inc.

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

*** Confidential material redacted and filed separately with the Commission.

Summary – Soy Energy Biodiesel
01 February 2007	Page 2 of 12

Process Specifications

Process Line Capacity …………………… *** gallons FAME per day (*** mtons/day)

Feedstock

Type of oil	Soybean
Temperature	***°F / ***° C
FFA	<***%
Phosphatides	<*** ppm P
Moisture	<***%
Impurities	<***%
Wax	***
Unsaponifiables	<***%
Iodine Value	<***
Sulfur	<*** ppm
Oxidation	>*** h
Stability, 110°C
Soap	<*** ppm

Final Product Specifications

From ASTM 6751		From EN 14214

Ester content	min. ***%	Ester content	min. ***%
Flash point	min. ***°F / ***°C	Flash point	min. ***°F / ***°C
Water content	max. *** ppm	Water content	max. *** ppm
Sulphur	max. *** ppm	Sulphur	max. *** ppm
Sulphated ash	max. ***%	Sulphated ash	max. ***%
Acid number	max. *** mg KOH / g	Carbon residue (from 10% distillation residua.)	max. ***%
Free glycerin	max. ***%	Acid number	max. *** mg KOH/g
Total glycerin	max. ***%	Free glycerin	max. ***%
Monoglycerides	max. ***%	Total glycerin	max. ***%
Diglycerides	max. ***%	Monoglycerides	max. ***%
Triglycerides	max. ***%	Diglycerides	max. ***%
Phosphorous	max. *** ppm	Triglycerides	max. ***%
Methanol	max. ***%	Phosphorous	max. *** ppm
Total contamination	max. *** mg/kg	Methanol	max. ***%
Oxidation	min. *** hours	Total Contamination	max. *** mg/kg
Stability	***° C	Oxidation stability at 230° F	min. *** hours
Sodium and potassium	max.*** ppm	Copper strip corrosion	Class 1

Yield

 Ton refined oil to produce one (1) ton FAME……………***

Glycerin (technical grade)

Glycerol content	min. ***%
Moisture	max. ***%
Salt content	approx. ***%
MONG	approx. ***%
Methanol content	approx. ***%

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

*** Confidential material redacted and filed separately with the Commission.

Summary – Soy Energy Biodiesel
01 February 2007	Page 3 of 12

Utilities and Chemicals

Steady State Consumption

Utilities & Consumables		Transesterification Methanol Rec. Glycerin Evap.

H3PO4 ***%	(lb./1,000 lb. FAME)	***
NaOH ***%	(lb./1,000 lb. FAME)	***
Methanol	(lb./1,000 lb. FAME)	***
NaOCH3 ***%	(lb./1,000 lb. FAME)	***
HCI ***%ig	(lb./1,000 lb. FAME)	***
Water (make-up and discharge)	(gpm)	***
Steam *** psi a	(lb./1,000 lb. FAME)	***
Instrument Air	(ft3/hour)	***
Nitrogen	(ft3/hour)	***
Power (consumed)	(kWhr/1,000 lb. FAME)	***
Tower Water, ∆T = ***°F	(gpm)	***

Utility Specifications

Soft Water

Sediment content	max. *** mg/l
Particle size	max. *** um
Hardness	less than *** dH
Chlorine ions	Less than *** mg/l
pH-value	*** – ***
Free of methanol and glycerin

Cooling water

Temperature in	max. ***°F
Temperature out	Approx. ***° F above inlet temp.
Pressure	*** psig
Hardness	max. ***° dH
Chlorine ions	max. *** ppm
pH-value	***-***

Steam

Pressure	*** psig (10 bar)
Saturated steam free of impurities

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

*** Confidential material redacted and filed separately with the Commission.

Summary – Soy Energy Biodiesel
01 February 2007	Page 4 of 12

Utilities and Chemicals (cont’d.)

Instrument Air

Pressure	*** psig (6 bar)
Particle size	max. *** mm
Particle density	max. *** mg/NM3
Oil content	max. *** mg/NM3
Dew point at pressure	min. ***° C

Nitrogen

Pressure	*** psig
Nitrogen content	min. ***%

Electric

Voltage	*** V, max ***%
Frequency	*** Hz, max. ***%
Phases	***

Chemical Specifications

Catalyst

Sodium methylate solution in methanol
Concentration	***% +/- ***%	AN-SAA0827/0868
Na2CO3 + NaOH	max. ***%	AN-SAA 0868

Caustic soda

Technical quality according to DIN 19616
Concentration	***%

Hydrochloric acid

DIN 19610, clear and free of sediments
Concentration	***%

Methanol

Water content	max. ***%

Phosphoric acid

Type	Thermal phosphoric, clear and free of sediments

Chlorine Ions	max. *** ppm
Fluorine Ions	max. *** ppm
Concentration	***%

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

*** Confidential material redacted and filed separately with the Commission.

Summary – Soy Energy Biodiesel
01 February 2007	Page 5 of 12

Test Run Procedures

The warranty figures are valid for operation of the plant at nominal capacity and take into account the relevant tolerances of ***%.

The above performance data are valid on the condition that the plant is erected according to our instructions and start-up is conducted by Westfalia’s personnel.

If the performance test run cannot take place during the start-up period for reasons not imputable to Westfalia, then this obligation to demonstrate fulfillment of warranty shall be deemed satisfied if the plant operated continuously under warrantee conditions. The plant shall then be regarded as having been taken over by Purchaser.

In case Westfalia should fail to prove the aforementioned warranties for reasons solely attributable to Westfalia, Westfalia shall at their expense make, as soon as possible the necessary modifications to the design of the plant and supply the equipment to modify the plant. Purchaser shall provide all facilities necessary for carrying out such modifications.

After completion of the modifications further performance test runs shall be carried out under the same conditions as stated above.

If the repeated final performance test run fails to fulfill the warranties for reasons solely attributable to Westfalia, Westfalia shall pay liquated damages agreed upon.

With the payment of the liquidated damages the plant shall be considered as being accepted by Purchaser.

If, for reasons not imputable to Westfalia, neither the warranty test-run nor the continuous operation under warranty conditions is performed successfully within *** months after the mechanical completion or *** months after the coming into force of the contract, whichever occurs earlier, the plant is considered as being accepted. Westfalia may give support to Purchaser in attaining the warrantee values after this period, at terms and conditions to be agreed upon in due time.

All warranties are valid under the condition that Purchaser’s services and supplies will be rendered in accordance with our documentation and process requirements.

Performance test runs shall be conducted over a *** (***) day period by Westfalia Separator.

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

Summary – Soy Energy Biodiesel
01 February 2007	Page 6 of 12

*** Confidential material redacted and filed separately with the Commission.

Delivery Liquidated Damages

A liquidated damages schedule will be tied to delivery dates for major equipment.

Performance Liquidated Damages

In the event the performance of the Plant does not meet the performance warranties as specified in this Contract with the Buyer using soybean as feedstock, and the Seller is required to pay liquidated damages per section 2.2.3, of quote 67081C, dated 17 July 2006. The Seller agrees to pay Buyer or have deducted from the Contract Price, as liquidated damages and not as a penalty, the following amounts:

Biodiesel Specifications
(All percentages are absolute values based on total output from the process)

Liquidated Damages	Guarantee

0.5 percent of the Contract Price	For each 0.05% total glycerin over the specification in A-1, provided the customer provides feedstock in accordance with specification A-2.
0.5 percent of the Contract Price	For each 50 ppm moisture over the specification in A-1, provided the customer provides feedstock in accordance with specification A-2.
0.5 percent of the Contract Price	For each full one percent deficit in yield from the yield value of section 2.2.2 of quote 67801C, dated 19 July 2006.
0.5 percent of the Contract Price	For each full percent deficit in daily capacity of 300 metric ton Biodiesel
0.5 percent of the Contract Price	For each pound of Methanol (per 1,000 lbs. of biodiesel) over the value in section 2.3.1 of quote 67801C, dated 19 July 2006.
0.5 percent of the Contract Price	For each 0.5 lbs. of Sodium Methylate (per 1,000 lbs. of biodiesel) over the value in section 2.3.1 of quote 67801C, dated 19 July 2006.

A-1 (from European Standard EN 14214, July 2003)

Ester content	min. ***%
Flash point	min. ***°C
Water content	max. *** ppm
Sulphur	max. *** ppm
Sulphated ash	max. ***%
Carbon residue (10% distillation)	max. ***%
Acid number	max. *** mg KOH/g
Free glycerin	max. ***%
Total glycerin	max. ***%
Monoglycerides	max. ***%
Diglycerides	max. ***%
Triglycerides	max. ***%
Phosphorous	max. *** ppm
Methanol	max. ***%
Total contamination	max. *** mg/kg
Oxidation stability at 230° F	min. *** hours
Copper strip corrosion	Class 1

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

Summary – Soy Energy Biodiesel
01 February 2007	Page 7 of 12

*** Confidential material redacted and filed separately with the Commission.

Biodiesel Specifications (cont’d:)

A-2 (Feedstock)

Type of oil	Soybean
Temperature	***°F / ***° C
FFA	<***%
Phosphatides	<*** ppm P
Moisture	<***%
Impurities	<***%
Wax	None
Unsaponifiables	<***%
Iodine Value	<***
Sulfur	<*** ppm
Oxidation Stability, 110°C	>*** h
Soap	<*** ppm

Glycerin Specifications
(All percentages are absolute values based on total glycerin output from the process)

0.5 percent of the Contract Price	For each 1% below 80% glycerol content
0.5 percent of the Contract Price	For each 1% additional salt content above 7%
0.5 percent of the Contract Price	For each 1% additional MONG content above 4%

Limitation of Liquidated Damages

The total aggregate liquidated damages assessed for failure to meet Performance Guarantees (Biodiesel and Glycerin Specifications) shall not exceed five (5) percent of the Contract Price.

The total aggregate liability of Seller with respect to liquidated damages (Delivery and Performance) shall not exceed in total 7.5% of the Contract Price

Breakdowns, not caused by Seller supplied Equipment will not be considered a failure of the Seller supplied portion of the Plant. Process interruptions of less than four (4) hours caused by the Equipment shall not be considered as a failure of the continuous performance guarantee. If the Plant fails to meet the performance guarantees during a qualifying five (5) day performance test, Seller will have sixty (60) days to make corrective action and repeat the performance test.

Seller will be responsible for liquidated damages which will be the Buyer’s exclusive remedy in each case.

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

Summary – Soy Energy Biodiesel
01 February 2007	Page 8 of 12

STANDARD TERMS AND CONDITIONS

1. Acceptance; Agreement. Seller and Buyer agree to the express terms of this Purchase Order. In the event that any provision of any invoice, acknowledgment, quotation, or other document whatsoever provided by Seller to Buyer conflicts with the provisions in this Purchase Order, the provisions of this Purchase Order shall control. In the event that any provision in any invoice, acknowledgment, quotation, or other document whatsoever provided by Seller to Buyer attempts to limit Seller’s liability or restrict Buyer’s remedies, such provision shall be inconsistent with this Purchase Order and shall be void and unenforceable. If any term contained in any Order or other form used by Buyer to order goods under this Purchase Order or in any acknowledgment or other form used by Seller is inconsistent with any term of this Purchase Order, this Purchase Order will take precedence unless Buyer agrees to such inconsistent term by a writing, signed by Seller and Buyer, that specifically references this Purchase Order and specifically acknowledges such inconsistency.

2. Termination for Convenience. Buyer, for its convenience, may at any time terminate this order in whole or in part upon 3 days’ written notice to Seller. Upon the receipt of such notice, Seller immediately will stop, and will cause its suppliers and its subcontractors immediately to stop, all work hereunder. Seller will be paid a reasonable termination charge (including a reasonable overhead and profit for such work): the percent of the order price reflecting the amount of the work performed before the termination notice, plus actual direct costs resulting from the termination. Seller will not be paid for any work done after termination nor for any reasonably avoidable costs thereafter incurred by Seller’s or Seller’s subcontractors.

3. Default; Remedies. If Seller fails to perform any of the terms and conditions under this Purchase Order (including, without limitation, breach by late shipment or performance, defects in workmanship or materials or delivery of items which fail to conform to samples or services which fail to conform to guarantees or warranties), Buyer, in its sole discretion and upon seven (7) days’ written notice to Seller, may declare Seller to be in default. If Seller does not commence to remedy all defaults specified in the notice within the 7 days or fails to diligently complete the cure thereafter, Buyer, with further notice may: (a) cancel, in whole or in part, or refuse delivery in whole or in part of, any and all orders then outstanding between Buyer and Seller, and (b) exercise any and all rights and remedies available at law and in equity (subject to the limitations in these Standard Terms and Conditions). If Seller proves to be solely at fault, Seller will bear all Buyers’ attorneys’ and witnesses’ fees and litigation costs incurred in enforcing this Purchase Order.

4. Delivery. Time is an important consideration for both parties under this Purchase Order. Seller will notify Buyer at once if Seller cannot fill this order or if shipment or performance is delayed for any cause whatsoever. If delivery of terms or services or both is not completed by the time promised, Buyer, without liability and in addition to its other rights and remedies, may terminate this Purchase Order by notice effective when received by Seller as to items not yet shipped or services not yet rendered and may purchase substitute items or services or both and charge Seller with all losses. Delivery of the equipment or goods shall be DDP, point of delivery indicated on Purchase Order. Title shall pass to Buyer upon delivery to the DDP delivery point. Risk of loss or damage shall pass to Buyer only upon Buyer’s final acceptance.

5. Price Warranty. Seller warrants that the prices for all items and services sold hereunder are as favorable as prices currently extended to any other Buyer for similar quality and quantities of the same or similar items or services or both. If Seller reduces its price for such items or services or both during the term of this Purchase Order, Seller will reduce Buyer’s Prices correspondingly. Seller warrants that prices shown on this Purchase Order are complete, and no additional charges of any type (including, without limitation, charges for shipping, packaging, labeling, custom duties, taxes, storage, insurance, boxing and crating) will be added without Buyer’s express written consent.

6. Taxes. Seller shall include sales and use taxes in the Purchase Price of all goods and services provided to Buyer and shall separately account for such taxes. Buyer is exempt from sales and use taxes on the purchase of certain equipment to be incorporated into the Project to the extent allowed by law. Buyer will provide Seller with an exemption certificate or information which authorizes tax exempt purchases for this Project. The Purchase Price shall be adjusted (reduced) for any such exempt taxes.

7. Warranty. Seller warrants that all items or services or both furnished under this Purchase Order will conform to all samples, specifications, drawings, proposals, performance guarantees, warranties, and appropriate standards will be free from defects in material and workmanship. Seller warrants that all such items and services will conform to all statements made on the containers or labels for such items or services or both, and that all items will be adequately contained, packaged, marked and labeled. Seller warrants that all such items when used and maintained.

In accordance with Seller’s instructions will be safe and appropriate for the purpose for which items of that kind are normally used. Seller warrants that such items or services or both will be fit for the purpose set forth in this Contract. Seller’s warranty will survive Buyer’s inspection, testing, acceptance and use. Seller’s warranty runs to Buyer and its successors and assigns. Upon notice from Buyer, Seller will replace or correct defects of any nonconforming items or services or both, promptly and without expense to Buyer. If Seller fails promptly to correct defects in, or to replace, nonconforming items or services or both, Buyer, after reasonable notice to Seller, may make such corrections or replace such items and services and charge Seller for the reasonable costs of doing so. All these obligations will survive the termination of this Purchase Order.

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

Summary – Soy Energy Biodiesel
01 February 2007	Page 9 of 12

The warranties of this paragraph 7 will continue for a period of twelve (12) months from the date of Buyer’s initial commercial operation or production using the Seller’s furnished equipment but not more than eighteen (18) months from the date of delivery of the equipment (unless Buyer elects to use Seller’s maintenance program in which even the warranties will continue for twenty-four (24) months from initial operation but not more than thirty (30) months from the date of delivery) provided that:

          (a) the equipment is installed in accordance with Seller’s specifications and instructions and is used and maintained normally and properly in accordance with Seller’s instructions as to maintenance and operation, set forth in written operation and maintenance manuals and instruction sheets furnished by Seller;

          (b) the equipment is used for processing feed stock consistent with the feed stock characteristics and using the utilities and chemicals set forth in Seller’s proposal or elsewhere in this Contract;

          (c) the equipment has not been changed without the prior written approval of Seller;

          (d) Buyer gives prompt written notice to Seller before the end of the warranty period specifying all alleged defects in the equipment purchased; and

          (e) Buyer preserves and turns over to Seller and permits reasonable inspection by Seller of all allegedly defective equipment, parts or items and access to the equipment to observe its startup, operation and maintenance.

This warranty shall not cover (i) any equipment furnished by Buyer or any third party (other than a subcontractor of Seller), (ii) any defects arising from corrosion, abrasion, use of unsuitable lubricants, or negligent attendance or faulty operation, (iii) ordinary wear and tear, or (iv) any defects caused by errors on the part of the Buyer in not providing suitable premises in which the equipment is to be located, adequate foundation works, or adequate protection against influences within or outside the premises which may affect the equipment, or its operation. Notwithstanding the warranty set forth above, Seller shall not warrant any equipment, where the vendor of such equipment (other than Seller and including, without limitation, the designated Standard Equipment Vendors) is specified by Buyer, for a period longer than warranted by the vendor.

UNLESS OTHERWISE EXPRESSLY STATED IN ANY DOCUMENT ATTACHED TO THIS PURCHASE ORDER, THIS WARRANTY OF MATERIAL AND WORKMANSHIP IS THE ONLY WARRANTY MADE BY SELLER AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SELLER DISCLAIMS ON BEHALF OF ITSELF, ITS SUBCONTRACTORS AND SUBSUPPLIERS ANY AND ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE (OTHER THAN THE PURPOSE STATED IN THE BUYER’S SPECIFICATIONS OR THIS CONTRACT), SUITABILITY OR PERFORMANCE. No other promise or affirmation of fact (including, but not limited to, statements regarding capacity or performance of the equipment) shall constitute a warranty of Seller or give rise to any liability or obligation on the part of Seller.

8. Technical Support. Seller shall provide appropriate and trained technical support throughout the Project and the warranty period as necessary to ensure proper installation, commissioning, and use of all equipment and materials purchased by Buyer. Seller shall provide three sets of operator’s manual, three sets of maintenance manual, and three sets of OEM manual, and shall provide training to Buyer’s employees or representatives in the proper operation of the equipment or system.

9. License. Seller warrants that it owns or has the right to use all intellectual property, technology, and processes, including computer software, necessary to perform its obligations under this Purchase Order, including without limitation the manufacture, delivery, installation, and operation of the plant, equipment, goods, or system for use by Buyer, without conflict with the rights of others. Seller further warrants that it has the right to sublicense all intellectual property, technology, and processes to operate the plant, equipment, goods, or systems and hereby assigns and transfers to Buyer the right and license to use any such intellectual property, technology, processes and software, including third-party software or firmware, used to operate the plant equipment, goods, or system supplied to Buyer other than Seller’s proprietary software, which Seller licenses Buyer to use solely for the operation and maintenance of the equipment or system purchased from Seller under this Purchase Order.

10. Indemnification. Seller will defend and indemnify Buyer against all damages, liabilities, claims, losses and expenses (including attorneys’ and witnesses’ fees and litigation costs) to the extent arising or resulting in any way from any defect in the items or services or both purchased hereunder or from any negligent or intentional act or omission of Seller and its agents, employees and subcontractors. This indemnification is in addition to Seller’s warranty obligations. Buyer shall use, and shall train and require its employees to use all safely devices, guards, and proper safe operating and maintenance procedures as prescribed by all applicable laws, rules, regulations, codes and standards and as set forth in operating and maintenance manuals and instruction sheets furnished by Seller. Buyer shall not remove or modify any safety device, guard or warning sign. If the Buyer fails to strictly observe any of the obligations set forth in the preceding two sentences with regard to any of Seller’s equipment, Buyer agrees to defend Seller against, and indemnify and save Seller harmless from, any claim, liability or obligation (including the costs and attorneys’ fees of any suit or claims related thereto) incurred by Seller to the extent of persons being injured or property being damaged directly or indirectly as a result of such failure. Buyer also agrees to indemnify and save Seller harmless from, any claim, liability or obligation incurred by Seller to the extent resulting from persons being injured or property being damaged due to use of Seller equipment for materials or products not specified in the Purchase Order or use of non-original replacement parts not specifically authorized in writing by Seller or due to changes in the Seller equipment made by Buyer without Seller’s specific written authorization.

11. Insurance. Seller will maintain the following insurance coverage, and agrees that such insurance will not be terminated until the work is completed and accepted by Buyer.

          (a) Statutory Workers’ Compensation Insurance, including Employer’s Liability Insurance with per occurrence coverage of at least $1,000,000.

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

Summary – Soy Energy Biodiesel 01 February 2007	Page 10 of 12

          (b) Commercial General Liability Insurance, including Contractor’s Protective and Completed Operations, covering bodily injury and property damage with a combined single limit of $1,000,000.

          (c) Commercial Automobile Personal Injury Liability and Property Damage Liability Insurance covering owned and non-owned vehicles with a combined single limit of $1,000,000.

          (d) Excess/Umbrella Insurance, with a limit of $25,000,000 per occurrence and aggregate.

          (e) All-Risk insurance. Seller shall obtain and provide, at its sole cost, all-risk insurance with insurers acceptable to Buyer in the amount of the Total Purchase Price, naming the Buyer as an additional insured and a loss payee, and providing for payment to the Seller and Buyer as their respective interests may appear. The insurance shall protect against all risks until transfer of title to Buyer.

Seller will furnish upon request Certificates of Insurance evidencing the above coverages, which shall provide that such coverages will not be canceled or materially reduced without thirty (30) days prior written notice to Buyer. Seller will name Buyer as an additional insured on the Comprehensive General Liability policy. All of the insurance to be furnished by Seller shall apply as primary insurance without any right of contribution by any insurance that may be carried by Buyer.

12. Controlled Insurance Program. Buyer is investigating the implementation of a controlled insurance program, including the types and limits of insurance coverages, loss control program, and claim procedures to receive a savings in the overall insurance cost for the Project and other benefits from a controlled insurance program. Seller agrees to amend this Purchase Order, including compensation, to participate in a controlled insurance program if such a program is implemented by Buyer.

13. Patents. Seller will indemnify and hold harmless Buyer and its agents from any patent or similar proceedings based on items or services or both sold by Seller hereunder, including, without limitation, claims for alleged patent or copyright infringement and claims arising from similarity in design, trademark or appearance of items or services or both furnished hereunder; provided, however, that such indemnity does not include any infringement resulting from the use of Seller’s items on Buyer’s particular products or in connection with Buyers particular process not specified by Seller. This obligation to indemnify and hold harmless will extend to all expenses, losses, royalties, lost profits and damages (including, without limitation, litigation costs, attorneys’ and witnesses’ fees and settlement payments) resulting from any such suit or proceeding, threatened or brought. Upon receipt of notice from Buyer, Seller promptly will assume full responsibility to defend and to resolve any such suit or proceeding brought or threatened against Buyer and its agents. Seller will notify Buyer in writing of the selection of counsel for any such suit or proceeding, and will change counsel upon Sellers receipt, within 3 business days of Buyer’s written notice specifying Buyer’s good faith reasons for objecting. Buyer, at its option and expense, may be represented by, and actively participate through, its own counsel in any such suit or proceeding; Seller’s counsel will cooperate fully with Buyer’s counsel in such event. All these obligations will survive the termination of this Purchase Order.

14. Inspection; Rejection. Payment for the items or services or both will not constitute acceptance of the goods or services provided by Buyer. Seller will not substitute any items or services or both without Buyer’s prior written approval. Buyer may count, test and inspect all items and services furnished hereunder and reject any such items and services which are in excess of quantities ordered, defective or nonconforming. All or part of such rejected items may be returned at Seller’s expense, including, without limitation, all transportation and handling costs. All or part of such rejected services may be replaced or completed at Seller’s expense. Nothing in this Purchase Order will relieve Seller from its obligations of testing, inspection and quality control.

15. Payment. Payment may be withheld, in whole or in part, to protect Buyer from loss on account of the following: a) defective equipment, materials, or work of Seller, which is not remedied; b) claims filed by third parties relating to the Seller’s work on the Project; or c) physical property damage to the Buyer or another person or entity caused by Seller or Seller’s subcontractors or material suppliers.

16. Acceptance and Final Payment. Upon final completion and acceptance of the Seller’s work, Seller shall submit an Invoice for Final Payment, which shall be accompanied by (a) all manuals or operations books or similar information, (b) as built drawings of Seller’s work, and (c) properly executed final lien waiver and release from Seller. Buyer shall make final payment to Seller within thirty days of receipt of the Invoice for Final Payment, together will all attachments, and Buyer’s final acceptance, including commissioning and training.

17. Confidentiality; Buyer’s Property. Seller will consider all information furnished by Buyer to be confidential and will not disclose any such information to any other person without Buyer’s prior written consent. All plans, specifications, and other data furnished by Buyer will remain the property of Buyer and will be used by Seller only in performing this Purchase Order. These duties of confidentiality and nondisclosure also extend to drawings, specifications, and other documents prepared by Seller specifically in connection with this Purchase Order. Seller will not disclose the fact of this Purchase Order or any other information relating to it without Buyer’s prior written consent.

All drawings, notebooks, operating data, specifications, and other information, data and material (whether orally disclosed, printed, handwritten, typed, numerically or computer generated, computer stored, or otherwise) furnished to Buyer by either Seller or any of its subcontractors or subsuppliers shall remain the proprietary and confidential property of Seller or the subcontractor or subsuppliers, respectively, and shall be used by Buyer only with respect to the work covered by the Purchase Order and the operation, maintenance and repair of the equipment supplied by Seller under the Purchase Order and shall not be used by Buyer in connection with any other project or for any other purpose. Such proprietary and confidential information and data shall not be knowingly shown or otherwise made available to any third party at any time without Seller’s prior written consent, nor shall any third party be permitted to reverse engineer, measure or otherwise technically examine or test Seller’s equipment without Sellers prior written consent, Any such proprietary and confidential information which Buyer determines must be disclosed to its employees or others, shall only be disclosed to its employees or others on a need-to-know basis for the operation, maintenance, and repair of the equipment provided under the Purchase Order. Intellectual property or patent rights which may be obtained on the basis of the information given or made available to Buyer under the Purchase Order or with respect to Seller’s equipment shall remain the exclusive property of Seller or its subcontractor and/or subsupplier respectively.

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

Summary – Soy Energy Biodiesel
01 February 2007	Page 11 of 12

All these obligations will survive the termination of this Purchase Order. Buyer shall be entitled to specific enforcement, including injunctive relief, of this provision in any court of competent jurisdiction.

18. Delays. Either party may delay delivery and/or acceptance occasioned by causes beyond its control and without its fault or negligence. At Buyer’s direction, Seller will hold items or services or both and will deliver them when the cause effecting the delay has been removed, and in the event of such a delay in performance at Buyer’s direction, Buyer will be responsible only for Seller’s direct additional costs in holding items or in delaying performance of services. Seller will not be liable to Buyer for delays caused by any of Seller’s subcontractors and occasioned by causes beyond the control of both Seller and its subcontractors, unless the materials or services were obtainable elsewhere in time for Seller to meet the delivery schedule for goods or services or both. Seller will notify Buyer in writing within 10 days after the beginning of any such cause. Causes beyond the control of either party will include, without limitation government action or failure of the government to act where such action is required, strike or other labor trouble, fire, and unusually severe weather.

19. Other Agreements. Buyer will enter into other Purchase Orders and service agreements in connection with this Project. Seller agrees to cooperate with and afford other vendors, suppliers, and contractors reasonable opportunity for the execution of their work and shall properly connect and coordinate its work and their work. Seller shall be liable for any physical damage that it, its agents or employees may cause to the property of any other vendor, supplier, or contractors, and shall hold Buyer harmless from such damage.

20. Compliance with Laws. Seller will comply with all federal, state and local laws, rules and regulations applicable to the performance of this Purchase Order; provided that:

          (a) if any such federal, state, local or municipal laws, rules, regulations, codes or standards are changed, or if new laws, regulations, codes or standards or interpretations thereof are enacted or adopted subsequent to the date of the Purchase Order, which require a change in Seller’s equipment or work, an equitable adjustment shall be made to the Purchase Order price, delivery schedule and payment terms; and

          (b) Seller does not guarantee any compliance with, nor will Seller incur any liability for failure of the equipment or work to comply with, any federal, state or local pollution control, effluent or utility control laws, rules, regulations, codes or standards; provided, however, that Seller will comply with any specific equipment emission guarantees which form part of the Purchase Order.

21. Equal Opportunity Employer. Seller is an Equal Opportunity Employer in compliance with Executive Order 11246; the Rehabilitation Act of 1973, Section 503, the regulations at 41 C.F.R. 60-741.4 and Executive Order 11758; the Vietnam Era Veterans Readjustment Assistance Act of 1974, Section 402 and the regulations at 41 C.F.R. 60-250.4; and Title 38 of the United States Code, Section 2012, and Executive Order 11701; all as amended. Unless this Purchase Order is exempted under Section 201 of Executive Order 11246, as amended, paragraphs (1) through (7) of the Equal Opportunity Clause in Section 202 of Executive Order 11246, as amended, are incorporated herein by reference. Seller shall comply with all similar requirements and obligations imposed by Iowa law.

22. Changes. Buyer, by a signed written order, may notify Seller of changes in the terms of purchase of the items or services or both purchased hereunder. If any such changes increase or decrease Seller’s costs under this Purchase Order or change the date of delivery, the price or the delivery date or both will be adjusted accordingly, and this Purchase Order will be so modified in writing. All other modifications to this Purchase Order may be made only in a writing signed by both parties.

23. Remedies. The rights and remedies reserved in this Purchase Order are cumulative and additional to all other or further rights and remedies provided at law, in equity or in this Purchase Order, but are expressly subject to the limitations and disclaimers of these Standard Terms and Conditions.

24. Insolvency. If any proceeding is started by or against Seller in bankruptcy, reorganization or insolvency or for the appointment of a receiver or for any assignment for the benefit of creditors, Buyer may terminate this Purchase Order without further liability except for conforming deliveries previously made.

25. Integration. The terms and conditions of this Purchase Order and all other documents referenced on its face constitute the entire agreement between the parties.

26. Independent Contractor. Seller, its subcontractors, employees or agents are independent contractors for all purposes and at all times. Buyer will incur no responsibility or obligation to employees, agents, subcontractors or other parties used by Seller to perform this Purchase Order. Such person or parties will, at all times, remain employees, agents or subcontractors (whichever is applicable) of Seller. Seller is solely responsible for payment of wages, salaries, fringe benefits and other compensation of, or claimed by, Seller’s employees and is responsible for all payroll taxes. Seller is also solely responsible for compliance with applicable Workers’ Compensation laws with respect to maintenance of workers’ compensation coverages on Seller’s employees. Seller will indemnify and defend Buyer from all claims by any person, government or agency relating to payment of taxes and benefits, including without limitation, any penalties and interest which may be assessed against Buyer. Seller will similarly indemnify and defend Buyer from all claims by any person or governmental agency which arise directly or indirectly from any failure by Seller to comply with applicable Workers’ Compensation laws with respect to maintenance of Workers’ Compensation coverage on Seller’s employees.

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

Summary – Soy Energy Biodiesel
01 February 2007	Page 12 of 12

27. General Conditions. The terms and conditions of this Purchase Order bind Buyer and Seller and their respective successors and assigns; provided, however, Seller may not assign this Purchase Order or any moneys due or becoming due to Seller hereunder without the prior written consent of Buyer. Buyer’s waiver of any term or condition will not constitute a waiver of any other term or condition or breach. If any part of this Purchase Order is invalid, the remaining terms and conditions will continue in full force and effect.

28. Negotiation. The parties will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Purchase Order. Either party may initiate negotiations by providing written notice in letter form to the either party, setting forth the subject of the dispute and the relief requested. The recipient of such notice will respond in writing within ten days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each party with full settlement authority shall meet at mutually agreeable time and place within twenty days of the date of the initial notice in order to exchange relevant information and to attempt to resolve the dispute. Seller shall continue to perform in accordance with the terms and conditions of this Purchase Order during the pendency of any dispute, including arbitration.

29. Binding Arbitration. All claims or disputes between Buyer and Seller arising out of or relating to this Purchase Order or a breach of this Purchase Order, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association. The parties designate New York, New York as the Hearing locale. Any arbitration arising out of or relating to this Purchase Order may include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Purchase Order, so long as such additional person or entity is an architect/engineer, contractor/subcontractor, construction manager, supplier or laborer, or any agent paid directly by Buyer, or is a party to a contract to furnish goods or perform work or services on the Project or at the site. Buyer shall be entitled to a court order staying any legal proceedings brought by Seller to enforce any rights or remedies Seller may have under federal or state law, including but not limited to state mechanic’s lien laws, pending the final completion of any arbitration proceeding. The Arbitrator’s decision, judgment, or award shall be consistent with the remedies provided herein; provided, however, the Arbitrator may not award punitive damages. The award rendered by the arbitrator shall be final and binding, and judgment may be entered upon it in accordance with applicable law in any Court having jurisdiction. This agreement to arbitrate shall be specifically enforceable in accordance with applicable law in any court having jurisdiction.

31. Notices. Any notices or formal communications required by this Purchase Order to be sent to the addresses below (or such other address as either party may designate in a written notice to the other party):

Buyer:

Seller:          The address on the front of the Purchase Order.

All notices shall be sent certified mail, return receipt requested, or sent via a nationally recognized delivery service that obtains a signature upon delivery (UPS, Federal Express, etc.).

32. Governing Law. Iowa STATE LAW WILL GOVERN THIS PURCHASE ORDER, except to the extent such laws would require the application of the laws of a jurisdiction other than the State of Iowa.

33. Damages. Notwithstanding any other provision of this Purchase Order to the contrary:

          (a) Seller’s and its subcontractors’ and subsuppliers’ aggregate responsibility and liability, whether arising out of contract or tort or any other legal context or theory, including negligence and strict liability, under the Purchase Order, including, but not limited to all claims for breach of any warranty or guarantee, failure of performance or delay in performance by Seller or performance or non-performance of the purchased equipment shall not exceed 100% of the Purchase Order price for the purchased equipment provided however, that this limitation of liability does not apply to any liability of Seller for (i) direct damages claimed by Buyer for accidental physical property damage to Buyer’s property (other than damage to equipment supplied by Seller) or damage to any product resulting from Seller’s negligence or willful misconduct, or (ii) damages claimed by third parties for personal injury or accidental physical property damage caused by Seller’s negligent acts or omissions for all of which (i) and (ii) Seller will be liable in the aggregate for not more than $5,000,000.

          (b) In no event shall either party, or its subcontractors or subsuppliers be liable in contract or in tort or under any other legal context or theory, including negligence and strict liability, for any special, indirect, incidental or consequential damages of any kind or character, including, but not limited to, loss of use of productive facilities or equipment, costs of product recall, plant downtime, damage to or loss of product, chemicals, catalysts, feedstock or other raw materials, loss of revenues or profits or loss under purchases or contracts made in reliance on the performance or non-performance of the purchased equipment, whether suffered by Buyer or Seller or any third party, or for any loss or damage to the extent arising out of the negligence of the other party, its employees or agents or any third party.

This limitation shall not apply to restrict or limit any available insurance.

______________________________ Westfalia Separator, Inc. ______________________________
Addendum A-1

Addendum A-2
Performance Warranty & Testing
Pretreatment Section - Soy Energy

March 12, 2007

The following information forms the basis for performance testing and certifying the pretreatment section of the Soy Energy facility.

This information does not apply to the testing and certification of the Biodiesel section of the facility. For that section, Addendum A-1 is included in the EPC contract.

In this document, the term contract value refers to the financial value of the equipment purchase between Cimbria SKET and Bratney Co.

In the following, “SELLER” is defined as Cimbria SKET working in conjunction with its U.S. agent, Bratney Company. Conversely, “BUYER” refers to the Soy Energy owner/Board of Directors organization.

Performance Testing

As condition for a handing over/taking over of the plant, the SELLER has to carry out a performance test of the pretreatment unit.

For such a performance test, the BUYER has to provide continuously all necessary raw materials and utilities as listed in sufficient quality and quantity as to enable the SELLER to carry out the start-up and commissioning of the pretreatment unit.

The Performance Test Run has to be carried out over a period of 48 hours during continuous operation of the unit under the direction of the SELLER’s engineers and the presence and assistance of the BUYER’s operators and staff.

The detailed conditions for the Performance Test Run will be agreed to between both BUYER and SELLER three (3) days in advance and will be recorded in a separate protocol.

If the quality, quantity and consumption figures mentioned below are achieved during the 48 hours continuous operation, the Performance Test will be declared as fulfilled and both BUYER and SELLER will sign the Acceptance Certification within five (5) working days.

If the Performance test will not meet the requirements under the fault of the SELLER, the SELLER has the right to repeat the test.

The time to repeat such a test and other conditions shall be mutually agreed upon between the BUYER and the SELLER under consideration of the actual situation at the plant site.

The SELLER is obliged to take all necessary measures to repeat such a Performance Test as quickly as possible and the BUYER has to give his support as being necessary for the performance test.

Performance Warranty and Penalties

The SELLER shall be liable for the processing capacity of the unit, the quality of the final products as well as for the consumption of utilities (total electrical power, total process steam, total water consumption, total phosphoric consumption, total consumption of sodium hydroxide) according to listing below under the condition that the BUYER provide sufficient quantity and quality of vegetable oil and utilities as specified below.

The Performance Warranty is only valid in connection with the conditions as mentioned below.

Should, however, the quality of final products, the processing capacity and the consumption of utilities not attain required levels, and the SELLER is responsible for that, the SELLER is obliged to repair or replace at his choice those parts of the unit which cause the insufficient character of the unit.

Should the plant not reach the contracted and guaranteed parameters the SELLER has to pay liquidated damages (penalties) as follows:

1.	Quality of the final products

If the Plant does not reach the contracted quality of the final products (technically refined vegetable oil; degummed and deacidified) under responsibility of the SELLER, the SELLER is obliged to take immediately all necessary measures to bring the unit into successful operation.

The SELLER is obliged to repair or replace at his choice those parts of the Plant which cause the insufficient quality of the contracted final product.

The SELLER has to bear all costs for the necessary modifications and the SELLER will not get the Acceptance Certificate from BUYER before reaching the contracted final oil quality.

Should the Plant not be able to produce technically refined vegetable oil according to the contracted and specified quality as mentioned therein, and the SELLER is responsible for that fault, then the BUYER shall have the right to negotiate with the SELLER the conditions to hire a third company to bring the plant into proper operation.

Note: Liquidated damages payment may be a final recourse.

Page -2- of 9
ADDENDUM A-2

*** Confidential material redacted and filed separately with the Commission.

2.	Deficiency in processing capacity for refining

Liquidated damage to be paid by the SELLER for non-achievement of the guaranteed processing capacity of *** (accepted tolerance *** means minimum acceptable processing capacity is *** tpd) feedstock to the unit shall be ***% of the total contract price of the plant for each ton of not achieved processing capacity less than *** tpd up to a maximum amount of ***% of the total contract value.

Should under responsibility of the SELLER the processing capacity of the Unit being less than *** tpd, then the SELLER is obliged to repair or to replace within *** (***) months the equipment or the process line which cause the problem. The SELLER shall bear the costs for such measures.

3.	Utility consumption

Should during the performance test run (48 hours) the plant does not reach the contracted and guaranteed parameters for consumption of the following,

–	Total electrical power

–	Total process water

–	Total process steam

–	Total phosphoric acid

–	Total sodium hydroxide

the SELLER has to pay liquidated damages (penalties) as follows:

In case of higher consumption figures for the above mentioned utilities over a tolerance of +/-5% (valid for each of the above mentioned utilities), and as stated below, the SELLER shall pay to the BUYER liquidated damages.

The value of these liquidated damages shall be calculated as the absolute total extra costs related to one year operation.

The liquidated damages shall be paid as one single payment only.

If the consumption figures in aggregate are favorable to the BUYER, then SELLER will be paid 50% of this annual savings as a “Performance Bonus”

The costs for increased consumption and the profit for decreased consumption of the above listed utilities shall be balanced against each other. The cost of these individual materials and utilities on a per unit basis will be agreed to by both SELLER and BUYER prior to the test.

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ADDENDUM A-2

Only when this balance calculation results in extra costs, the BUYER shall have the right to claim from the SELLER the payment of those extra costs related to one year of operation as liquidated damages.

In order to calculate the costs, the actual market prices for the utilities on the day of the performance test shall be used.

The costs for increased consumption and the profit for decreased consumption of utilities or a higher production rate of refined oil can be balanced against each other.

The total amount of liquidated damages to be paid by the SELLER to the BUYER for deficiency in processing capacity and in utility consumption is limited to a maximum amount of 5% of the total contract price.

If the SELLER has paid liquidated damages according to this Addendum to the BUYER, or in case a successful Performance Test Run should not be possible due to reasons not attributable to the SELLER within six (6) months after the completion of erection, latest however within 22 months after the Beginning of Performance of the Contract, the plant shall be considered as accepted and the Acceptance Certificate shall be issued.

The Acceptance Certificate will have to be signed in all of before mentioned cases within five (5) days.

Conditions for the Validity of the Performance Warranty

The Performance Warranty as given by the SELLER for the unit is only valid when all of the below mentioned conditions have been fulfilled:

A)

The equipment for the process line has been supplied by the SELLER. The locally supplied portion of the unit and the side systems to be delivered under the responsibility of the BUYER has been checked by the SELLER and has been found in conformity with the conditions and stipulations in this contract.

B)	The quality and quantity of the feed material meets all of the below mentioned parameters of the crude oil specification listed below and enables a continuous and uninterrupted operation of the unit.

C)	The quality and quantity of the utilities meets the specification listed below and enables a continuous and uninterrupted operation of the unit.

D)	The erection works of the unit have been supervised by the specialized engineers of the SELLER.

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ADDENDUM A-2

*** Confidential material redacted and filed separately with the Commission.

E)

The direction of commissioning of the erected unit has been carried out by the engineers of the SELLER and with support of educated and experienced staff of the BUYER. The staff of the BUYER has to follow and carry out all instructions as given by the specialists of the SELLER.

F)	The project conditions at the time of signing the contract have not been changed or the BUYER has informed the SELLER about changes/modifications with the acceptance of the SELLER.

The Performance Warranty (quality, capacity, consumption of electrical power, process water, process steam, sodium hydroxide, phosphoric acid) becomes automatically null and void if one of the above mentioned conditions have not been fulfilled and the BUYER is responsible for that.

In principle, the operation of the plant with other types of crude vegetable oils and utilities not in conformity with the types mentioned in this contract is possible, but only under the condition that the SELLER will not be held responsible for any faults or damages of the unit.

Specification of Feed Materials used for Performance Tests

The unit design allows the processing of max. *** tpd of crude soybean oil

Crude/water degummed soybean oil (usual in trade) quality
As basis for process guarantee and plant performance testing

Temperature	Above ***° C (***° F)
Pressure	*** - *** bar g
Free fatty acids	max. ***%
Phosphatides	max. *** ppm (as P)
MIU	max. ***%
Polymere content	max. ***%
Solvent content (hexane)	max. *** ppm (measured as flash point)
Closed up flash point	up to ***°C (Pensky-Martin method)
Filterable solid matter	max. ***% (by weight)
Total sulphur content	≤ *** ppm
Soap content	≤ *** ppm
Wax content	non detectible
Peroxide value	max. *** meq/l
Oxidation stability	min. *** h
Liquid at ***°C

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ADDENDUM A-2

*** Confidential material redacted and filed separately with the Commission.

Fatty Acid Composition (typical for soybean oil with a tolerance of +/- 5% related to each content)

C 16:0	*** - ***%
C 18:0	*** - ***%
C 18:1	*** - ***%
C 18:2	*** - ***%
C 18:3	*** - ***%
C 20:0	*** - ***%
C 20:1	*** - ***%

Animal fats (such as tallow) may be processed successfully by the unit (not used as a basis for performance testing or process warranty certification). Acceptable quality limits of such materials are:

Temperature	above ***°C (***°F)
Pressure	*** - *** bar g
Free fatty acids (ffa-content)	≤ ***%
Phosphatides	≤ *** ppm (as P)
Insoluble impurities	*** - ***%
Moisture and volatile matters	*** - ***%
Unsaponifiables	*** - ***%
Total sulfate content	≤ ***% (by weight)
Soap content:	≤ *** ppm
Polymere content	≤ ***%
Filterable solid matter	≤ ***% (by weight)
Total sulphur content	≤ *** ppm
Peroxide value	≤ *** meq/l
Iodine value	*** - ***
Oxidation stability	≥ *** h

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ADDENDUM A-2

*** Confidential material redacted and filed separately with the Commission.

Typical fatty acid composition (for tallow with a tolerance of +/- 5% related to each content)

- C-14-0	(Myristic)	***%
- C-14-1	(Myristoleic)	***%
- C-16-0	(Palmitic)	***%
- C-16-1	(Palmitoleic)	***%
- C-17	(Margaric)	***%
- C-18-0	(Stearic)	***%
- C-18-1	(Oleic)	***%
- C-18-2	(Linoleic)	***%
- C-18-3	(Linolenic)	***%
- C-20-0	(Arachidic)	***%
- unsaturated/saturated ratio		***%

The processing of other types of oil is possible but in this case the specification of the degummed oil and the consumption of utilities will change.

Final Products - Final Vegetable Oil Quality

The refining unit is capable of producing in regular continuous operation degummed and deacidified oils/fats in a quality as listed below

- ffa content	max ***%
- phosphatides	max. *** ppm (as P)

The quality analysis has to be carried out by an official laboratory and according to the official AOCS methods; otherwise the result of the analysis is not acceptable and not binding for the process guarantee. SELLER is able to use certified labs outside the

- moisture	max. ***%
- peroxide value	max. *** meq/kg
- impurities	max. ***%
provided process unit lab as needed.

This ‘refined’ oil is thus suitable for use as a feedstock into the Biodiesel unit.

Utilities Specifications

Proper operation of the pretreatment unit is contingent on utilities as listed below being supplied by SELLER and BUYER (in the case of steam) in the required quality and quantities.

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ADDENDUM A-2

*** Confidential material redacted and filed separately with the Commission.

Steam (saturated, dry)	pressure	*** bar g for vacuum systems
	pressure	*** bar g for process steam
to be free from solid matter

Electric power	3 phase AC
	service voltage:	***
	admissible variations:	voltage: ***%
frequency ***%

Treated water	fresh water (city water)
	degree of hardness:	max. ***° dH (hardness stabilized)
	pH value:	*** - ***
	pressure:	*** bar (abs.)

Cooling water	temperature (to Plant)	***° F (max. ***° F)
	temperature (from Plant)	***° F (max. ***° F)
	temperature increase	*** K
	supply pressure	min. *** bar
	carbonate hardness	< ***° dH equal to
< *** mg ***
	total salt content	< *** mg/l
	chloride content	< *** mg/l
	pH value	*** - ***
clean, without contamination, free
from solid matter and sediments

Softened water	Total hardness	max. ***° dH
	pH value	neutral
	temperature	approx. ***° F
	pressure	min. *** bar
to be free from solid matter

Instrument air	pressure	min. *** bar
	particle size	max. *** µm
	particle density	max *** mg/Nm3
	oil content	max *** mg/Nm3
	dew point	***° F

Sodium hydroxide	Technical quality, liquid	*** - *** weight % to dosing system

Phosphoric acid	Technical quality, liquid	*** or *** weight % to dosing system

Citric acid	Technical quality, liquid	*** - *** weight % to dosing system

Thermal oil	Type: Marlotherm or equivalent

Consumption of Utilities

All consumption figures of utilities have to be understood as average values (tolerance +/- ***%) at continuous uninterrupted operation of the plant with one and the same feedstock and constant and equal supply of the utilities.

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ADDENDUM A-2

*** Confidential material redacted and filed separately with the Commission.

The specification of feedstock and utilities has to meet the characteristics as mentioned in this Addendum.

Higher and lower actual feedstock and utility consumption figures may be offset each other in terms of value.

Trouble and/or adverse effects incurred because of BUYER’s failure to supply feedstock and utilities to the specifications as given therein shall not be covered by suppliers’ warranty.

Crude Oil Pre-treatment Plant/Refining Plant (max. *** tpd crude oil)
Consumption figures of utilities referred to *** mton of crude oil

FLEX Degumming Unit (Water and Acid Degumming and Drying)

-steam (4 bar)	max. *** kg
-phosphoric acid (85%)	max. *** - *** kg
-caustic soda (50%) (in case of partial neutralization only)	max. *** - *** kg
-caustic soda (50%) (in case of complete neutralization only)	max. *** kg
-citric acid (50%)	max. *** kg
-process water (softened water)	max. *** kg
-wash water (softened water)	max. *** kg
-control water (softened water)	max. *** kg
-electric power	approx. *** kWh

Distillative Deacidification and Deodorizing (Physical Refining)

-steam (stripping steam)	max. *** kg
-electric power	approx. *** kWh

Vacuum plant

- steam for booster section for deacidification	max. *** kg
-electric power	approx. *** kWh

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ADDENDUM A-2

Addendum B

Soy Energy, LLC
Marcus, Iowa
Project Scope
June 8, 2007

1. Overview:

The Ken Bratney Company of Des Moines will construct a 30 Million gallon per year Biodiesel facility near Marcus, IA, for Soy Energy, LLC. Working in conjunction with The Ken Bratney Company, will be technology and equipment providers Cimbria-SKET of Magdeburg, Germany, and the Westfalia Separator Companies of Northvale, NJ, and The Baker Group of Des Moines. This facility will be fed unrefined and refined vegetable oils, and will produce a Biodiesel product for sales. The facility will produce several saleable co-products such as glycerine, acid oil, and recovered FFA. The Soy Energy organization has elected to contract with another provider for a pellet fired steam boiler for the facility. The building structure will be installed by The Ken Bratney Company. The Ken Bratney Company project scope will be performed as EPC (Engineer, Procure, Construct).

2. Location:

The facility will be constructed East of Marcus, Iowa north of State Highway 3 and north of the Canadian National rail line. The site is currently being farmed as agricultural land.

3. Plant Functionality:

The facility will be designed to produce 30 Million gallons per year of B100 Biodiesel meeting ASTM 6751 and EU14214 quality specifications utilizing soybean oil, canola oil, palm oil, corn oil, or animal fat (with specific characteristics). Designed production from the facility is based upon operation of the plant for a minimum of 330 days per year.

4. The process will consist of the following process units:

-	CD Plus process (Transesterification)

-	Glycerin Water Treatment

-	Methanol recovery

-	Glycerin Evaporation (Concentration of glycerin to 80+% purity)

-	Process Water Circulation System

-	Feed stock pretreatment (de-gumming and deacidification)

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Two outside tank farms will serve the process and these tank farms will have earthen and concrete containment to contain the liquids in the event of a tank spill. The two tank farms are separated into tank farm #1, which will contain methanol and sodium methylate and tank farm #2, which will contain feed stock oil, in-process materials, glycerin and finished Biodiesel.

5. Site Logistics:

The Ken Bratney Company will do final engineering for the site. This will include the overall site development engineering, the rail siding engineering, paving design, and location of all buildings on the site. The Ken Bratney Company will do the final engineering for the wastewater system as an allowance. Separation of the final documents into bid packages for bidding and contract award will be the responsibility of The Ken Bratney Company.

Materials will move in and out of this site by truck and rail. Rail un-loading will occur at one spot and rail loading will occur at one spot. Truck loading will occur at one spot and truck unloading will occur at two spots with a separate unloading spot for chemicals in a remote location.

Methanol will be unloaded by rail on the rail-unloading spur at a single spot, or by truck at a remote location with self-pumping capabilities. Methanol will be pumped from these areas to the methanol tank farm.

Process chemicals (acids, bases) will be unloaded from trucks immediately adjacent to the chemical storage area located in tank farm #2.

Animal fat and other vegetables will be stored in large diameter storage tanks prior to being fed to the process and converted to Biodiesel.

Several of the tanks will require heating, which will be done by steam coils inside the tank.

6. Utilities required:

The Ken Bratney Company will perform final engineering for the site utilities. Installation of site utilities to within 5’-0” of the facility entrance point will be by Soy Energy. The Ken Bratney Company will furnish and install underground utilities from the entrance point provided by the owner to the appropriate building.

This site will need the following utilities as inputs:

-	Natural gas

-	Electricity

-	Water

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The local gas Companies will provide natural gas connection complete with meter to within 5’-0” of the boiler room.

Soy Energy is responsible for electrical primary service to the primary transformer, including the transformer pad in locations noted by The Ken Bratney Company. Multiple transformers will service the plant and a separate transformer will service the fire pump. The fire pump transformer must have a separate electric service with direct connection to the utility.

Electrical supply to the site requires 3 phase, 60 cycle, 480 volt secondary from the main transformer furnished by the local utility company. The electrical contractor (The Ken Bratney Company’s responsibility) will provide underground service from a high voltage switch (supplied by The Ken Bratney Co.) to the primary side of the transformers and from the secondary side of the transformers to the motor control center switch panels. This will further include power switching gear, motor control center and a backup power (UPS) system as required for the operation of the control system. Electrical service for the office will come from the main MCC switch panel and go underground to the office (by The Ken Bratney Company).

The rural water district will supply potable water to within 5’-0” of the Boiler Building. Extension of the water service from the entrance point to the water treatment system will be the responsibility of The Ken Bratney Company.

7. Facility Structures:

The Facility Structures are to include all necessary foundations for the respective buildings.

Process Building (by The Ken Bratney Company)

The base process building will house the Biodiesel Process. This building is a structural steel framed structure (hot dip galvanized) with insulated sandwich wall panels, pre-engineered roof purlins and wall girts fabricated from galvanized sheet stock, metal sheeting and vinyl-reinforced insulation in the roof. The structure is approximately 50’ wide x 95’ long x 80’ tall. The grade level will be concrete on grade with the intermediate levels structural steel with bar grating. The structure under the separators will be a concrete over steel framing. This building will have fire sprinklers at each level. Two fire exit stairwells will provide access to each level of the structure with exits at grade direct to the outside.

The process building will housing the refining (de-gumming and deacidification) process and the Biodiesel process (equipment handling methanol), is a structural steel framed structure (hot dip galvanized) with insulated sandwich wall panels, pre-engineered purlins and wall girts fabricated from galvanized sheet stock, metal sheeting and vinyl-reinforced insulation in the roof. The entire process building will be designed per “explosion proof” construction and electrical codes.

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The building will include all lighting to meet applicable construction codes.

The building will be equipped with sensors for methanol detection at grade level floor of the process building or as required by applicable codes. These sensors will indicate/alarm in the control room and will cause the plant computer control system to make preventative measures, up to shutting down the plant.

The process building will have the perimeter walls raised above the grade level floor to allow any spill or water to be contained inside of the building.

The building will be equipped with a fire alarm system. A variance will be required from the State Fire Marshall for the height of the building. The inclusion of the Fire Alarm System should help with approval of this variance.

Process Control Office/Main MCC Building (by The Ken Bratney Company) will be a two-story building, 50’ wide x 50’ long x 36’(approximate) short side eave, will house the electrical motor control center and switch gear room on the ground floor and the control room, employee restroom, laboratory including laboratory equipment and utility space on the second floor.

The floor at grade will be concrete slab on grade. The second level floor will be a concrete floor on structural steel support grid and metal deck.

Boiler Building (by The Ken Bratney Company) will be a single story, pre-engineered metal building approximately 102’ wide x 107’ long x 40’ (approximate) low side eave and will have a full height concrete block 4-hour rated divider wall between the boiler room and the process building. The grade level floor will be concrete. Below grade the biomass boiler feed system will utilize trenches. This building may be separated away from the process building by 15’ for constructability and code purposes. The Ken Bratney Company will require final engineered drawings showing the biomass feed system as well as the biomass boiler layout prior to engineering of this building.

Truck receiving/Load out Building (by The Ken Bratney Company) will be an open sided, three bay wide, pre-engineered building 30’ wide x 83’ long x 24’ (approximate) short side eave. This building will cover the truck loading and unloading operations.

Truck and Rail Control Room/MCC Room (by The Ken Bratney Company) will be a concrete block building 13’ wide x 35’ long x 12’ tall (approximate). The floor at grade will be concrete and the roof will be a concrete roof on a structural support grid. This MCC room will also serve the tank farm.

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The Fire Pump House (by The Ken Bratney Company) will be a pre-engineered metal building 16’ wide x 20’ long x 12’ (approximate) low side eave. The floor at grade will be concrete. The pump house will enclose an electric powered fire water pump.

Administration Office / Maintenance Building (by The Ken Bratney Company) will be approximately 5,400 square foot single story, pre-engineered building. This structure will be at grade and will have a concrete floor. The office may include:

•	Reception area

•	Men and women’s locker rooms

•	Offices

•	Break room

•	Conference room

•	Equipment room

8. Process Equipment:

The Ken Bratney Company, Cimbria Sket and Westfalia will provide the process equipment.

The Ken Bratney Company will erect all equipment in the process structure.

Piping of the process equipment and utilities, instrumentation mounting and wiring will be the responsibility of the Baker Group of Des Moines, IA, a strategic partner of The Ken Bratney Company.

Tanks located in the tank farms will be provided and installed by The Ken Bratney Company. These tanks will include appropriate foundations, piping, pipe insulation, tank insulation and painting as required. Tanks will be constructed of stainless steel and carbon steel to meet API 650 Code. Non-insulated stainless steel tanks will not be painted. Tanks that are heated will also be insulated. Pipe racks will be furnished as required from the rail loading and un-loading to the tank farm and from the tank farm into the process building. Pipe racks will also service the truck loading and unloading area as required and pipe racks will be sized for future four (4) 6” lines.

The Ken Bratney Company will construct the tank farm containment for the tanks. Containment will include the earthen berms, the containment walls, stabilized containment floors, finished surface gravel inside the containment dikes and final grading after erection of the field built tanks. One end of the containment dike will be left open to grade for access to construct the field build tanks. Tank foundations (by The Ken Bratney Company) will be constructed after the tank farm containment is completed.

All pressure vessels will be constructed to meet ASME as a minimum. Some vessels will be constructed in Germany per comparable German code and the ASME code.

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As many of the pumps, valves, fittings, and instruments as possible will be purchased in the U.S. of performance quality equal to, or better than, comparable products available in Germany.

All equipment and construction will have a minimum of a one-year mechanical warranty in force.

Process piping will be specified, procured, installed and tested per ANSI B31-1 or ANSI B31-3 codes.

9. Electrical / Instrumentation / Plant Control Features:

Electrical equipment for the Biodiesel process building will be specified and installed in accordance with the National Electric code (NEC), Class 1, Division 2. (explosion proof)

All equipment will be electrically grounded and bonded.

Motor control centers (MCC’s) and I/O-PCL rooms will be climate controlled and equipped with smoke detectors.

The PLC software and graphics will be Allen-Bradley based.

10. Fire Prevention:

This facility is governed by fire codes (NFPA) and building codes (i.e. State of Iowa). Engineered, stamped final drawings will be required to be submitted to the State Fire Marshall for review prior to installation of the fire protection system. Fire protection design will be the responsibility of The Ken Bratney Company and will utilize the demand requirements for all buildings in the system design. The Ken Bratney Company will provide fire sprinklers required within the structures.

A preconstruction design review will be made with the owner’s representative, Soy Energy’s insurance representative, the fire protection engineering and/or construction firm and The Ken Bratney Company.

The facility will be equipped with a fire water supply tank, pump, underground fire loop and distribution system to all the buildings with the exception of the process control room and the electrical room. The electrically powered fire pump will supply firewater to the system from the on-site water storage tank.

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11. Project Support:

The Ken Bratney Company expects to provide the following construction and start-up support for the process equipment to the project:

-	Full time on-site construction superintendent and Construction Manager

-	Site safety coordinator

-	Construction and start-up support by Westfalia staff (on site)

-	Assist owner in training of plant staff in process and safety systems

-	Providing the client a documented quality system (BQ-9000) that will initiate quality control from start-up

-	Assist plant staff in commissioning all equipment and initiating production (The Ken Bratney Company, Cimbria-Sket and Westfalia Process Engineers)

12. Plant Auxiliary systems:

The Baker Group will furnish and install the boiler steam piping from the steam header supplied by Soy Energy (located in the boiler room) to the process.

A boiler system complete through to the steam header will be provided by Soy Energy in a building constructed by The Ken Bratney Company.

Condensate return piping from the process users back to a receiver in the boiler building will be made by Baker Group and the receiver will be furnished by Soy Energy.

Cooling tower and circulating water systems (pumps and piping) for the process (by Baker Group).

Air compressor(s) and associated air dryers to provide “working air” and “instrument air for plant use (by Baker Group).

Liquid nitrogen storage tank, vaporizer and liquid nitrogen supply (by Soy Energy). The Ken Bratney Company will furnish foundations for the nitrogen tank and the nitrogen vaporizer.

Liquid nitrogen distribution piping from the nitrogen vaporizer to the process equipment and to the tank farm (by Baker Group).

13. Drawings for Contract Include:

FD- 001.0	Index Flow Diagram

C - 001.0	Overall Site Plan and Tank Schedule

GA-201.0	Truck Receiving Grade Level Plan

GA-202.0	Truck Receiving Sections

GA-251.0	Rail Load and Unload Grade Level Plan

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	GA-255.0	Rail Load and Unload Sections

	GA-271.0	Rail Methanol Unload Grade Level Plan

	GA-301.0	North Half Tank Farm Grade Level Plan

	GA-302.0	South Half Tank Farm Grade Level Plan

	GA-303.0	Methanol Tank Farm Grade Level Plan

	GA-401.0	Process Building Grade Level Plan

	GA-402.0	Process Building Second Level Plan

	GA-403.0	Process Building Third Level Plan

	GA-404.0	Process Building Fourth Level Plan

	GA-411.0	Process Building South Stair Section

	GA-412.0	Process Building Section

GA-413.0

GA-414.0

	GA-415.0	Process Building North Stair Section

	GA-416.0	Process Building and Control Section

	GA-501.0	Control Building Plans

	GA-601.0	Bio-Mass Boiler Building Lower Level Plan

	GA-602.0	Bio-Mass Boiler Building Grade Level Plan

	GA-611.0	Bio-Mass Boiler Building Section

	GA-612.0	Bio-Mass Boiler Building Section

	GA-613.0	Bio-Mass Boiler Building Section

	GA-614.0	Bio-Mass Boiler Building Section

GA-615.0

	GA-616.0	Bio-Mass Boiler Building Section

	GA-617.0	Bio-Mass Boiler Building Section

	GA-618.0	Bio-Mass Boiler Building Section

	GA-619.0	Bio-Mass Boiler Building Section

Items furnished by The Ken Bratney Company that may not be listed above will include:

1.	Piping & valving (material and labor) in the Process Plant

2.	Instrument wiring in the Process Plant

3.	Pump setting and wiring in Process Plant

4.	Insulation of piping and vessels as required in the Process Plant

5.	Utility (water, air, steam, nitrogen) process design information

6.	Inventory record keeping, freight, and unloading of Bratney furnished materials and equipment.

7.

Engineer, supply and install the in-bound water treatment for use in the process, cooling tower and the boiler system. The Ken Bratney Company will be responsible for connection from the treated water supply to within 5’ of the boiler system. Space will be required in the boiler building for the treatment system.

8.	The Building Fire alarm system design. Installation of the fire alarm system within the buildings furnished by The Ken Bratney Company.

9.	Rail design and final engineering including submittal to the railroad for final approval.

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10.

Fire pump system for the complete site including: the fire pump house, fire water storage tank, underground fire loop, system design, submittal to the state Fire Marshall to make this a complete and approved system.

11.	Final site landscaping, seeding and sodding is included as an allowance of $10,000.

12.	Rail spur procurement and construction.

13.

Truck scale complete (truck scale will be a full pit design), which includes: approaches, deck, foundations, control system and installation. This will further include any printers in the office, remote printers, traffic control measures, proximity switches at the ends of the scale, rodent protection for cables, electrical connections from the load cells to junction boxes and from the junction boxes to the office, freight of all components to the job site, unloading of the components.

14.

Office building / shop / showers / restroom and employee facilities located inside of the office. (Building included is estimated at 5,400 SF total with an allowance to design and construct of $675,000). Final design and submittal to the Building official and the state Fire Marshall for final approval prior to construction.

15.	Paving and lot striping

16.	Site fence (permanent and temporary construction site fence)

17.	Overall project construction schedule.

18.	Cost of gravel and installation of gravel surface around and inside tank farm to complete grading including additional gravel as required for use during construction.

19.	Site preparation including: grading, tank farm containment, (concrete and earthen berm), lay-down areas for materials and process equipment, building pads.

20.	Site safety coordination during construction.

Items furnished by Soy Energy that may not be listed above will include:

1.

Building permit procurement and costs associated with the building permit. The Ken Bratney Company will submit drawings for their portion of the work direct to the building official and Fire Marshall as required.

2.

Steam generation up through and including the steam header located above the (2) boilers located in the boiler building. The Baker Group will furnish and install a steam line off the header to the process.

3.	Condensate return receiver in the boiler room. Bratney (Baker) will pipe to this receiver.

4.	Process Wastewater treatment system is included as an allowance.

5.	Site lighting beyond furnishing of light packs on buildings for general exterior lighting.

6.

In-coming high voltage from the power company will go to a power pole at the northeast corner of the property. Ken Bratney Co./Baker will furnish and install the main switch and underground conduit from the power pole to the main switch. The power company will install high voltage power cable from the power pole to the main switch.

Ken Bratney Co./Baker will install underground conduit from the power pole to the fire pump transformer. The power company will install high voltage power cable from the power pole to the fire pump transformer.

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The power company will furnish and install all transformers on Ken Bratney Co. furnished pads.

Ken Bratney Co./Baker will provide all conduit and power wire from the main switch to the individual transformers.

Ken Bratney Co./Baker will provide conduit and power cable from the transformers to the MCC selections.

7.

Natural gas will be delivered to within 5’ of the boiler building including the meter as required. Soy Energy may elect to install a back-up fuel oil system for the back-up boiler. This boiler will be capable of using natural gas or fuel oil.

8.

Biomass Pellet Boiler – complete design including biomass feed system final engineering design requirements (prior to engineering of foundations and metal building), biomass boiler and stand-by natural gas fired boiler, steam headers, condensate tank, condensate receiver system and biomass feeder system, electric static precipitator, stacks and ash load out.

9.

Nitrogen tank, vaporizer, nitrogen supply and interconnecting piping between the tank and vaporizer. Bratney (Baker Group) will furnish piping from the connection at the vaporizer to the process and to the methanol tanks as required.

10.	Facility lightning protection.

11.	Overall final plant security system.

12.	Overall final site safety maintenance after construction.

13.	Inventory record keeping, freight and unloading of owner furnished materials and equipment.

14.	All furnishings, fixtures and equipment within the buildings, including telephone systems, including any record keeping, receiving, unloading or installation, unless specifically included